UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )
_______________________

Filed by the Registrant ☑        Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
MAXLINEAR, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transaction applies:
    ________________________________________________________________________________________
(2)    Aggregate number of securities to which transaction applies:
________________________________________________________________________________________
(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ________________________________________________________________________________________
(4)    Proposed maximum aggregate value of transaction:
    ________________________________________________________________________________________
(5)    Total fee paid:
    ________________________________________________________________________________________
☐    Fee paid previously with preliminary materials.
☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)    Amount Previously Paid:
    ________________________________________________________________________________________
(2)    Form, Schedule or Registration Statement No.:
    ________________________________________________________________________________________
(3)    Filing Party:
    ________________________________________________________________________________________
(4)    Date Filed:
    ________________________________________________________________________________________

5966 La Place Court, Suite 100
Carlsbad, California 92008
(760) 692-0711
April 12, 2021
Dear Stockholder:
We are pleased to invite you to attend our 2021 annual meeting of stockholders to be held on Wednesday, May 12, 2021 at 8:30 a.m.., Pacific time via live webcast.
The formal meeting notice and proxy statement are attached.
At this year’s annual meeting, our stockholders will be asked to:
•elect the three nominees for Class III director named in the proxy statement, each to hold office until our 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified;
•approve, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2020, as set forth in the proxy statement; and
•ratify the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
In light of the continued COVID-19 pandemic, the annual meeting will be a completely virtual meeting of stockholders. To participate, vote, or submit questions during the annual meeting via live webcast, please visit www.meetingcenter.io/259029225. You will not be able to attend the annual meeting in person.

Your vote is important. Whether or not you plan to attend the annual meeting via live webcast, it is important that your shares be represented, and we hope you will vote as soon as possible. Please vote promptly by mailing a completed proxy card in the enclosed return envelope (which is postage prepaid if mailed in the United States). Please remember to sign and date your card. If you hold shares of our common stock through a broker, bank, or other nominee holder, please follow the voting instructions provided. You may be able to vote by telephone or over the Internet.
Thank you for your ongoing support of MaxLinear. We look forward to your participation in our annual meeting.
Sincerely,
Kishore Seendripu, Ph.D.
Chairman of the Board of Directors and Chief Executive Officer
Our proxy statement for our 2021 annual meeting, the accompanying proxy card and notice, and our 2020 annual report are first being mailed to our stockholders on or about April 12, 2021.

MAXLINEAR, INC.
5966 La Place Court, Suite 100
Carlsbad, California 92008
(760) 692-0711
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	8:30 a.m.., Pacific time, on Wednesday, May 12, 2021
Via Live Webcast	•	www.meetingcenter.io/259029225.
	•	Stockholders may vote and submit questions during the annual meeting live via the internet.
•	To enter the virtual meeting, please have your 16-digit control number, which is available on the Notice or, if you received a printed copy of the proxy materials, your proxy card, or following registration of a valid legal proxy. If you do not have your 16-digit control number, you will be able to listen to the meeting only. You will not be able to vote or submit questions during the meeting.
	•	Instructions regarding how to connect and participate live via the internet, including how to demonstrate proof of stock ownership, are posted at www.meetingcenter.io/259029225.
Items of Business	•
To elect the three nominees for Class III director named in the proxy statement, each to hold office until our 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified.

	•	To approve, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2020, as set forth in the proxy statement.
	•	To ratify the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
	•	To transact any other business that may properly come before the 2021 annual meeting or any postponement or adjournment thereof.
Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
Record Date	You are entitled to vote only if you were a MaxLinear stockholder of record as of the close of business on the record date of March 29, 2021.
Annual Report
Our 2020 annual report is enclosed with these materials as a separate booklet. You may also access our 2020 annual report by visiting www.edocumentview.com/MXL. Our 2020 annual report is not a part of the proxy solicitation materials.

Voting	Your vote is very important. Whether or not you plan to attend the annual meeting via live webcast, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled Questions and Answers About the Proxy Materials and Annual Meeting beginning on page 1 of this proxy statement, or your enclosed proxy card.
IMPORTANT NOTICE REGARDING THE PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 12, 2021: The notice of annual meeting, proxy statement, and 2020 annual report are available by visiting www.edocumentview.com/MXL.

Business Highlights
Fiscal 2020

Revenue
$478.6M
Increase of approximately $161.4 million, or 51% from 2019, including from broadband gateway, connectivity, and component products.

Cash Flows from Operations	Capital Deployment
$73.6M	$177.2M
The Company ended 2020 with approximately $150.0 million in cash, cash equivalents, and restricted cash. The Company is well-positioned to execute strategically on future capital deployments and has recently announced plans to repurchase up to $100M in stock.	In 2020, the Company completed two strategic acquisitions, paying $160.0 million in cash upfront (with $35.0 million in deferred payments through 2021) and repaid debt of $17.2 million.

PROXY STATEMENT
FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

MAXLINEAR, INC.
5966 La Place Court, Suite 100
Carlsbad, California 92008
PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held Via Webcast on Wednesday, May 12, 2021
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING
What is a proxy?
A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by submitting the enclosed proxy card or, if available, voting by telephone or over the Internet. We have designated our Chairman and Chief Executive Officer, Kishore Seendripu, Ph.D., and our Chief Financial Officer and Chief Corporate Strategy Officer, Steven Litchfield, to serve as proxies for the annual meeting.
Why am I receiving these materials?
We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at our 2021 annual meeting of stockholders, which will take place on Wednesday, May 12, 2021 at 8:30 a.m., Pacific time via live webcast. As a stockholder, you are invited to attend the annual meeting via live webcast and are requested to vote on the items of business described in this proxy statement.
Our proxy statement for our 2021 annual meeting and the accompanying proxy card and notice, and our 2020 annual report, are first being mailed to our stockholders on or about April 12, 2021.
What information is contained in this proxy statement?
The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, our corporate governance policies, information on our board of directors, and certain other required information.
How do I get electronic access to the proxy materials?
The notice of annual meeting, proxy statement, and 2020 annual report are available by visiting www.edocumentview.com/MXL.
What items of business will be voted on at the annual meeting?
The items of business scheduled to be voted on at the annual meeting are as follows:
•To elect three nominees for Class III director named in this proxy statement, each to hold office until our 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified.
•To approve, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2020, as set forth in this proxy statement.
•To ratify the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
•To transact any other business that properly comes before the annual meeting or any postponement or adjournment thereof.
How does the board of directors recommend that I vote?
Our board of directors recommends that you vote your shares:
•“FOR” the three nominees for Class III director named in this proxy statement, each to hold office until our 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified.
- 1

•“FOR” the approval, on an advisory basis, of the compensation of our named executive officers for the year ended December 31, 2020, as set forth in this proxy statement.
•“FOR” the ratification of the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
What shares can I vote?
Each share of our common stock issued and outstanding as of the close of business on March 29, 2021, the record date for the 2021 annual meeting of stockholders, is entitled to vote on all proposals being considered at the 2021 annual meeting.
You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee. On the record date, we had 75,358,693 shares of common stock issued and outstanding.
How many votes am I entitled to per share?
For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held by such holder as of the record date.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Many MaxLinear stockholders hold their shares as a beneficial owner through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and these proxy materials were sent directly to you by MaxLinear. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies or to vote at the annual meeting. We have enclosed or sent a proxy card for you to use with the printed proxy materials delivered to you. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the annual meeting?” and on your proxy card.
Beneficial Owner
If your shares are held in an account at a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and the notice of annual meeting, proxy statement, and 2020 annual report were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares, and you are also invited to attend the annual meeting.
Since a beneficial owner is not the stockholder of record, you may not vote your shares live via the internet at the annual meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares live via the internet at the meeting. You must also register in advance to vote during the annual meeting live via the internet. To register to attend and vote during the annual meeting live via the internet, you must submit proof of your proxy power (legal proxy) reflecting your holdings in MaxLinear, Inc., along with your name and e-mail address, to our transfer agent, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 pm, Eastern Time, on May 9, 2021. You will receive a confirmation of your registration by e-mail after your registration materials have been processed. Requests for registration should be directed to us via e-mail or mail as follows:
By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.
By mail: Computershare, MaxLinear Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.
If you are a beneficial owner and do not wish to vote at the annual meeting or you will not be attending the annual meeting, you may vote by following the instructions provided by your broker, bank, or other nominee.
- 2

How can I contact MaxLinear’s transfer agent?
You may contact our transfer agent by writing Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000, by telephoning (800) 662-7232 or (781) 575-4238, or via its Investor Center at www.computershare.com/investor.
How can I attend and vote my shares at the annual meeting?
You are entitled to attend the annual meeting via live webcast only if you were a MaxLinear stockholder as of the record date or you hold a valid proxy for the annual meeting. If you hold a valid proxy, and you wish to vote during the annual meeting, you must also register in advance to attend the annual meeting via live webcast. Registration instructions are described under the response to the above question, “What is the difference between holding shares as a stockholder of record and as a beneficial owner?” A summary of the information you need in order to attend the annual meeting via live webcast is provided below:
•Any stockholder may listen to the annual meeting and participate live via the internet at www.meetingcenter.io/259029225. The live internet webcast will begin on May 12, 2021 at 8:30 a.m., Pacific Time.
•To enter the meeting, please have your 16-digit control number, which is available on the proxy materials and your proxy card. If you do not have your 16-digit control number, you will be able to listen to the meeting only. You will not be able to vote or submit questions during the meeting.
•Instructions regarding how to connect and participate live via the internet, including how to demonstrate proof of stock ownership, are posted at www.meetingcenter.io/259029225.
If you do not comply with the procedures outlined above, you may not be admitted to the annual meeting via live webcast.

How can I vote my shares without attending the annual meeting?
By mail
Complete, sign and date the enclosed proxy card and return it in the return envelope provided (which is postage prepaid if mailed in the United States).
If you are a stockholder of record and you return your signed proxy card and do not indicate your voting preferences, the shares represented by your proxy card will be voted as recommended by our board of directors.
If you are a stockholder of record and the prepaid envelope is missing, please mail your completed proxy card to MaxLinear, Inc., c/o Computershare Trust Company, N.A., P.O. Box 505000, Louisville, KY 40233-5000.
If you are a beneficial owner of shares, you should have received a proxy card and voting instructions with these proxy materials from your broker, bank, or other nominee holder of record. Simply complete and mail the voting instruction card provided to the address provided by your broker, bank, or other nominee holder of record.
You may still attend the annual meeting via live webcast even if you have already voted by proxy.
By telephone or on the Internet
If you are a stockholder of record, you may vote by following the telephone or Internet voting instructions on your proxy card.
If you are a beneficial owner of shares, your broker, bank, or other holder of record may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank, or other nominee holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.
- 3

Can I change my vote or revoke my proxy?
You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (ii) providing a written notice of revocation to our corporate secretary at MaxLinear, Inc., 5966 La Place Court, Suite 100, Carlsbad, California 92008 prior to your shares being voted, or (iii) attending the annual meeting via live webcast and voting at that time following the instructions previously described above. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, or nominee giving you the right to vote your shares, by attending the annual meeting and voting live via the internet.
Is there a list of stockholders entitled to vote at the annual meeting?
The names of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our corporate headquarters at 5966 La Place Court, Suite 100, Carlsbad, California 92008, by contacting our corporate secretary.
Is my vote confidential?
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within MaxLinear or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
How many shares must be present or represented to conduct business at the annual meeting?
Holders of a majority of the issued and outstanding shares of common stock as of the record date must be present at the meeting or represented by proxy, also referred to as a quorum, to hold and transact business at the annual meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank, or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. If there is no quorum, the chairman of the annual meeting may adjourn the meeting to another date.
What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of three nominees for Class III director named in this proxy statement, each to hold office until our 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified.	Votes cast for such nominee’s election exceed the votes cast against such nominee’s election	No
To approve, on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2020.	Majority of the votes cast	No
Ratification of the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	Majority of the votes cast	Yes
If you are a beneficial owner, your broker, bank or other nominee holder of record is permitted to vote your shares on the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. Your broker, bank, or other nominee holder of record does not have discretionary authority to vote on the election of directors, or on the proposal seeking advisory votes to approve executive compensation, without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares to your broker, bank, or other nominee holder of record.
- 4

Election of three nominees for Class III director named in this proxy statement, each to hold office until our 2024 annual meeting of stockholders and until their respective successors are duly elected and qualified.
Directors are elected when the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. For a description of our majority voting standard, please refer to the sections captioned “Corporate Governance and Board of Directors” and “Proposal Number 1—Election of Three Class III Directors”. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal and will not affect the outcome of the vote.
Advisory vote to approve on an advisory basis, the compensation of our named executive officers for the year ended December 31, 2020.
The affirmative “FOR” vote of a majority of the votes cast on this proposal is required to approve, on an advisory basis, the compensation awarded to our named executive officers for the year ended December 31, 2020. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
Ratification of the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
The affirmative “FOR” vote of a majority of the votes cast on this proposal is required to ratify the appointment by the audit committee of our board of directors of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
Is cumulative voting permitted for the election of directors?
No. You may not cumulate your votes for the election of directors.
What happens if additional matters are presented at the annual meeting?
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Kishore Seendripu, Ph.D. and Steven Litchfield, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.
Who will count the votes?
A representative of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspector of election.
Who will bear the cost of soliciting votes for the annual meeting?
We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks, and other nominee holders of record for the cost of forwarding proxy materials to beneficial owners.
Where can I find the voting results of the annual meeting?
We will announce preliminary voting results at the annual meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, within four business days after the annual meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and, within four business days after final results are known, file an additional Current Report on Form 8-K to publish the final results.
- 5

What is “householding” and how does it affect me?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only one copy of our notice of annual meeting, proxy statement, and 2020 annual report, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
Stockholders who wish to participate in householding will continue to receive separate proxy cards.
If you are eligible for householding, and you and other stockholders of record with whom you share an address currently receive multiple copies of the notice of annual meeting, proxy statement, 2020 annual report, and accompanying documents, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000, by telephoning (800) 662-7232 or (781) 575-4238, or via its Investor Center at www.computershare.com/investor.
Upon written or oral request, we will deliver promptly a separate copy of the notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. If you participate in householding and wish to receive a separate copy of this notice of annual meeting, proxy statement, 2020 annual report, and the accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Computershare Investor Services as indicated above.
Beneficial owners can request information about householding from their banks, brokers, or other nominee holders of record.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2022 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive office no later than December 13, 2021. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including requirements regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
MaxLinear, Inc.
Attn: Corporate Secretary
5966 La Place Court, Suite 100
Carlsbad, California 92008
Fax: (760) 444-8598
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the notice of a meeting given by or at the direction of our board of directors, (ii) otherwise properly brought before the meeting by or at the direction of our board of directors, or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting, who remains a stockholder of record at the time of the annual meeting, and who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2022 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:
•not earlier than January 27, 2022; and
•not later than the close of business on February 26, 2022.
In the event that we hold our 2022 annual meeting of stockholders more than 30 days before or after the one-year anniversary date of the 2021 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the later of the following two dates:
- 6

•the 90th day before such annual meeting; or
•the 10th day following the day on which public announcement of the date of such meeting is first made.
If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.
Nomination of Director Candidates
You may propose director candidates for consideration by our Nominating and Governance Committee. Any such recommendations should include the nominee’s name, qualifications for membership on our board of directors and such other information required by our bylaws, and should be directed to the corporate secretary of MaxLinear at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance and Board of Directors—Process for Recommending Candidates to the Board of Directors.”
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.
Availability of Bylaws
A copy of our bylaws may be obtained by accessing MaxLinear’s filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

- 7

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
MaxLinear Policies on Business Conduct
We are committed to the highest standards of integrity and ethics in the way we conduct our business. We maintain a code of ethics and employee conduct that applies to our board of directors and all of our employees, including our chief executive officer, principal financial officer, and principal accounting officer. Our code of conduct establishes our policies and expectations with respect to a wide range of business conduct, including preparation and maintenance of financial and accounting information, compliance with laws, and conflicts of interest.
Under our code of conduct, each of our directors and employees is required, subject to applicable legal requirements in certain jurisdictions, to report suspected or actual violations. In addition, we have adopted separate procedures concerning the receipt and investigation of complaints relating to accounting or audit matters. These procedures have been adopted and are administered by our audit committee.

Our code of conduct is available at our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” “Governance,” “Governance Documents,” and “Code of Conduct.” When required by the rules of the New York Stock Exchange (NYSE) or the Securities and Exchange Commission (SEC), we will disclose any future amendment to, or waiver of, any provision of the code of conduct for our chief executive officer, principal financial officer, or principal accounting officer or any member or members of our board of directors on our website within four business days following the date of such amendment or waiver.
Corporate Governance Principles
Our board of directors has adopted a set of principles that establish the corporate governance policies pursuant to which our board of directors intends to conduct its oversight of MaxLinear. Among other things, these corporate governance principles address the establishment and operation of board committees, the role of our Lead Director, and matters relating to director independence and performance assessments.
Our corporate governance principles are available at our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” “Governance,” “Governance Documents,” and “Corporate Governance Guidelines.”
Corporate Responsibility at MaxLinear
Since its founding in September 2003, MaxLinear has consistently focused on creating long-term value for our stockholders while maintaining a steadfast commitment to the highest standards of business ethics and corporate citizenship. Our mission has been to develop innovative products that enable communication and social engagement, including in worldwide markets where the advent of new technologies has made previously inaccessible economic and social opportunities readily available.
Our corporate culture, focused on providing employees with opportunities, based solely on individual excellence and initiative, was instilled by founders who represented highly diverse skill sets and origins but shared a common commitment. Of our ten founders, seven were born outside the United States, and eight were diverse. Particularly over the last year, as the world addressed an isolating pandemic, we were proud that our broadband access and distribution products, engineered and supported by a workforce consisting of approximately 60% diverse employees as of December 31, 2020, helped ensure internet access for working families, students, and people in all walks of life to permit continued social interactions and business transactions in a work-from-home environment.
We have recently embedded within our corporate governance principles, which are available on our website, our commitment to corporate responsibility initiatives that address environmental, social, and governance (ESG) issues. Our nominating and governance committee has assumed responsibility in its charter for overseeing our ESG initiatives, and we look forward to continued communication to and engagement with stockholders on these matters.
Our Environmental Commitment
MaxLinear takes our common stewardship of the environment seriously. Among other things, we monitor our global environmental footprint, both directly and indirectly, and in our development efforts, our engineers are consistently focused on improving the power efficiency and thermal performance of our chips.
- 8

As a fabless semiconductor design company, we do not manufacture our products and, with respect to the activities we conduct directly, we believe we leave a limited environmental footprint. With respect to our indirect environmental impact, we monitor the practices of our foundry partners and believe that each of them has made a public commitment to integrate sustainability and sensitivity to environmental impact into their manufacturing processes. For example, three of our largest manufacturing partners, Taiwan Semiconductor Manufacturing Corporation, Intel Corporation, and United Microelectronics Corporation, each maintain well-developed environmental management and sustainability programs that are publicly avowed and supported by the highest levels of management within those organizations.
As noted above, we believe our products improve the quality of life for consumers around the world, mostly notably during the pandemic as we helped make possible the Internet backbone and infrastructure on which everyone has relied for more than a year. On the other hand, the same infrastructure that made work-from-home and virtual parties a reality is a substantial user of our energy resources. To counter this adverse energy impact, we design our chips with specific objectives intended to reduce energy use by the end products in which they are incorporated.
The projected exponential growth of network data and data traffic generated and consumed by social media, on-demand streaming services such as Netflix and Amazon Prime, and data center and cloud-based services, the proliferation of interconnected appliances in the home, within industry, and by enterprises, frequently referred to as the “Internet of Things (IoT),” and the advent of the 4G/5G wireless mobile internet are each driving unprecedented growth in energy consumption. Our CMOS broadband, high-frequency analog and mixed-signal, digital system-on-chip (SoC) solutions have exceptional levels of functional integration that drastically reduce power consumption across a wide range of the broadband communications, wired and wireless infrastructure, and industrial and multi-market customer market applications. In the majority of these systems, overall power consumption can be ascribed to multiple transceivers in a system, each of which receives and amplifies weak data signals and conversely transmits strong data signals to other receivers while maintaining excellent signal quality. At our founding, we pioneered broadband high-frequency radio transceivers integrated with complete digital signal processing systems in CMOS on a single-die for televisions, cable data modems and video gateways – our products and technologies reduced power consumption of each transceiver function by a factor of 10 to 50. As a result, we believe that today’s worldwide annual shipment of 250 million televisions and cable data modems requires 40,000 Megawatts of less power generation annually than they would have otherwise needed in the absence of our innovations. These energy savings are equal to the total energy consumption needs of four megacities, each the size of New York. We continue to lead and pioneer technology innovations that advance our ability to achieve the highest levels of integration of all analog and radio-transceiver and digital signal processing functionality on the same chip, which drastically reduces power consumption by elimination of signal transitions between multiple discrete chips and subsystems in large high-volume data bandwidth energy intensive applications. These applications include cable, copper, and fiber-optic multi-gigabit data access modems for home; in-home data distribution using WiFi, MoCA, or G.hn wired connectivity technologies; 400/800 Gbps optical transceivers that connect cloud and artificial intelligence (AI) servers to switches and routers inside hyperscale data centers; 5G massive-MIMO antenna radio transceiver arrays in wireless base-stations; and wireless and optical transport networks that haul data traffic between connecting base-stations, data centers, and end user connections. By reducing the power consumption in these systems by an estimated two to fifty times the consumption under conventional approaches, we also simplify costly thermal designs that would otherwise be environmentally harmful by requiring bulky inefficient fans and other refrigeration systems.
We believe that in order to address many of the energy resource and environmental challenges facing the world, the pace of energy-efficiency innovation must outstrip the rate of increase in energy consumption by the data intensive communications applications on which we increasingly rely and which will continue to form the backbone of our evolution as a society. We are continuing to pioneer new technology and innovation through investments intended to develop monolithic or integrated power management and high-power regulation silicon products that transform the efficiency of power provisioning in electronic systems. Our continued innovation in power regulation and provisioning with “smart telemetry” will minimize idle-mode energy wastage and instead ration power in an application or system based on functional utilization versus today's mostly “Always ON” systems. We believe that our technology investments in power-regulation, power-provisioning, and power-telemetry will have a transformative beneficial impact on the energy needs of our interconnected world.
Our Commitment to Equity in Human Capital & Social Responsibility
Our future success depends on our ability to retain, attract, and motivate qualified personnel, and achieving those objectives requires us to maintain a work environment and culture that values diversity. We operate across eighteen countries and are sensitive to the many cultures and backgrounds constituting our employee base. Of our approximately 1,420 worldwide employees as of December 31, 2020, employees with European ancestry were a minority. While that data reflects in part our substantial presence in Asia, even in North America, over 40% of our employees with a rank of vice-president or higher and approximately two-thirds of our employees generally were of diverse ethnicity or were women.
- 9

As of December 31, 2020, women represented 18% of our total employees, the majority in administrative and finance functions. We are an engineering-driven company, however, and we are proud that women have played a substantial role in designing and developing our products notwithstanding the historical under-representation of women in university engineering departments. As of December 31, 2020, we employed 131 women in central engineering functions, representing approximately 12% of our total engineers. Of these 131 women, 57 held a master’s degree or Ph.D. We believe female representation among our engineering staff compares favorably within our industry, but we remain committed to finding rewarding career opportunities for women across all functions within MaxLinear as well as to encouraging the engineering programs from which we recruit to increase their emphasis on opportunities for women. In that regard, we are also proud to have recently brought onto our board of directors Tsu-Jae King Liu, Ph.D., the first female dean of the College of Engineering at the University of California, Berkeley, who is also a member of the National Academy of Engineering and the National Academy of Inventors.
Our human capital resources objectives include, as applicable, attracting and retaining talented and experienced employees, advisors, and consultants. We utilize multiple online search tools, specialized recruiting firms, employee referral programs and university hires to ensure a varied outreach approach for candidates. We aim to reduce the gender pay gap that is pervasive in our industry. We offer this via a combination of competitive base salary, time-based equity incentives and bonus plans linked to financial performance that are designed to motivate and reward personnel with annual grants of stock-based and cash-based incentive compensation awards to our employees, some of which vest over a period of four years, plus other benefits, in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve both our short and long-term objectives. We offer competitive benefits tailored to local markets and laws and designed to support employee health, welfare and retirement; examples of such benefits may include paid time off; 401(k), pension or other retirement plans; employee stock purchase plan; basic and voluntary life, disability and supplemental insurance; medical, dental and vision insurance; health savings and flexible spending accounts; relocation assistance; and employee assistance programs. Our global training and development program focuses on harassment-free workplace and diversity topics, as well as ethics and export compliance.
In addition to these initiatives, our board of directors has adopted and diligently maintains strong policies relating to upholding human rights and ethical sourcing of raw materials.
Governance at MaxLinear
Over the eleven years since our initial public offering (IPO) in 2010, our corporate governance framework has evolved to reflect the increasing scale of our business as well as feedback from stockholders and third-party proxy advisors. At the time of our public offering, our board was not diverse based on either experience or ethnicity, with two diverse founder directors and the balance of directors consisting of venture capitalists and former technology executives. In addition, like a large percentage of newly public technology companies, which percentage has actually increased since 2010, MaxLinear implemented in connection with its IPO a dual class stock and plurality voting standard for directors as well as other governance structures that we believe to have been at the time market-based within the technology sector. Our board of directors believed that these policies were in the best long-term interests of our stockholders given the substantial challenges experienced by newly public technology companies as they begin navigating the vicissitudes of volatile public markets. Our board of directors has always believed, however, that our corporate governance structure should adapt to changing circumstances and the maturing scale of our business. Accordingly, the following are among the many key measures that our board has implemented since our IPO to tailor our governance structure in lockstep with the evolution of our business:
•Changes in Our Board
◦In contrast to our board of directors at the time of our initial public offering, our board today consists of members both from academic and operational backgrounds, who bring collectively significant domain experience in the semiconductor industry, in the markets in which we operate, and in specific functional areas such as finance and accounting. Over the last three years, in order to ensure the flow of new energy and ideas in our corporate leadership, we have implemented a board refreshment program that has added four new directors.
◦Our board today includes two very accomplished women. In total, four of our eight directors are ethnically diverse or women. Further, we are currently in the recruitment process for an additional female director.
◦Since February 2017 and as discussed in greater detail elsewhere in this proxy statement, our board of directors has been elected under a majority voting standard.
•Changes in Our Stock and Stockholder Engagement
- 10

◦In March 2017, our dual class stock structure terminated.
◦We believe strongly in the need for active stockholder engagement by our most senior executive officers as well as stockholder access to these officers. During 2020, notwithstanding the constraints of the COVID-19 pandemic, our chief executive officer and/or chief financial officer participated in over ten investor conferences and took numerous telephone calls and meetings with our stockholders.
•Changes in Executive Compensation
◦Since our initial public offering, we have steadily increased the performance-based component of executive compensation. As discussed in Compensation Discussion & Analysis, approximately 75% of the total direct compensation paid to our chief executive officer and chief financial officer in 2020 was contingent on achievement of corporate performance metrics, particularly relating to an annual performance-based incentive plan that is settled in shares of our common stock and to performance stock units. The performance stock units comprised 75% of the total value of equity refresh awards made to Dr. Seendripu and Mr. Litchfield in 2020.
Conclusion
Over the last decade, our principal focus has been on building and growing our business. At the time of our initial public offering, our market capitalization was approximately $500 million with approximately $51 million in revenues in the immediately preceding fiscal year. Today, our market capitalization is approximately $2.5 billion (as of March 31, 2021), and our 2020 revenues totaled approximately $479 million. As our business continues to grow, we remain likewise committed to increasing our focus on matters of corporate social responsibility.
Role and Composition of the Board; Election of Directors
As identified in our corporate governance principles, the role of our board of directors is to oversee the performance of our chief executive officer and other senior management. Our board of directors is responsible for hiring, overseeing, and evaluating management while management is responsible for running our day-to-day operations.
As of the date of this proxy statement, our board of directors is composed of nine members and is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held this year for the Class III directors, in 2022 for the Class I directors, and in 2023 for the Class II directors.

A majority voting standard is in effect for the election of directors, except in the event of a contested election in which case we will revert to a plurality voting standard, the default standard under Delaware law.
2020 Board Meetings
During fiscal 2020, our board of directors held 17 meetings. Each of our directors attended or participated in 75% or more of the meetings of the board of directors and 75% or more of the meetings held by all committees of the board of directors on which he or she served during the past fiscal year, in each case during the period that he or she served as a director.
Board Leadership Structure
As described below, our board of directors is led by directors Kishore Seendripu, Ph.D. and Thomas E. Pardun. Dr. Seendripu founded MaxLinear and has served as our Chairman, President, and Chief Executive Officer since inception. In addition, Mr. Pardun, an independent director with substantial board and executive leadership experience, currently serves as our Lead Director.
Lead Director
Our corporate governance principles require that we designate one independent, non-employee director to serve as Lead Director. Mr. Pardun has served as our Lead Director since November 2009. The board chose Mr. Pardun as our Lead Director because of his substantial executive experience in the technology and telecommunications industries and his extensive board leadership experience. In addition to MaxLinear, Mr. Pardun has served on the board of directors of other public technology companies. In particular, Mr. Pardun served for many years as the non-executive chairman of Western Digital
- 11

Corporation, a multinational provider of computer data storage and hard disk drives. As Lead Director, Mr. Pardun’s responsibilities include:
•coordinating and moderating executive sessions of our independent directors;
•advising Dr. Seendripu as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties;
•confirming the agenda with Dr. Seendripu for meetings of our board of directors;
•holding regular update sessions with Dr. Seendripu;
•acting as the principal liaison between the independent directors and Dr. Seendripu on sensitive issues; and
•performing such other duties as our board of directors may from time to time delegate to the Lead Director to assist our board of directors in the fulfillment of its responsibilities.
Our board believes that these responsibilities of the Lead Director appropriately and effectively complement MaxLinear’s combined chairman and chief executive officer structure as described below.
Chairman of the Board
Our current bylaws provide that the chairman of the board of directors will be our chief executive officer. Our corporate governance principles provide that the board will fill the chairman and chief executive officer positions based upon the board’s view of what is in our best interests at any point in time. Our board of directors believes that Dr. Seendripu’s service as both chairman and chief executive officer, in combination with Mr. Pardun’s service as Lead Director, is in the best interests of MaxLinear and its stockholders.
Given his long tenure with and status within MaxLinear, our board of directors believes Dr. Seendripu possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing MaxLinear, and we believe he is best positioned, in consultation with Mr. Pardun, to develop agendas that ensure that the board’s time and attention are focused on the most critical matters. We also believe his combined role enables decisive leadership, ensures clear accountability, and enhances MaxLinear’s ability to communicate its message and strategy clearly and consistently to its stockholders, employees, and customers.

In addition, we believe the working relationship between Dr. Seendripu and Mr. Pardun, on the one hand, and between Mr. Pardun and the other independent directors, on the other, enhances and facilitates the flow of information between management and our board as well as the ability of our independent directors to evaluate and oversee management and its decision-making. Dr. Seendripu and Mr. Pardun speak regularly on strategic, operational, and management matters facing MaxLinear. In addition, as discussed below, our board of directors holds executive sessions consisting only of non-employee directors in conjunction with each regular quarterly meeting of the board, and Mr. Pardun and Dr. Seendripu discuss board feedback to management following these executive sessions.
Director Independence
As a company listed on the New York Stock Exchange, or NYSE, we are required under NYSE listing requirements to maintain a board comprised of a majority of “independent” directors, as determined affirmatively by our board. In March 2021, our board of directors undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Additionally, upon the appointment of Tsu-Jae King Liu, Ph.D. in March 2021, our board of directors reviewed her independence.
As a result of its reviews, our board of directors determined that directors Daniel A. Artusi, Carolyn D. Beaver, Gregory P. Dougherty, Tsu-Jae King Liu, Ph.D., Albert J. Moyer, Thomas E. Pardun, Donald E. Schrock, and Theodore L. Tewksbury, Ph.D., representing a majority of our directors, are “independent directors” as defined under the rules of the NYSE. Kishore Seendripu, Ph.D. is not considered an independent director because of his employment as our chief executive officer.
Executive Sessions of Independent Directors
In order to promote open discussion among independent directors, our board of directors has a policy of conducting executive sessions of independent directors during each regularly scheduled board meeting and as appropriate or requested by
- 12

the independent directors during telephonic meetings. These executive sessions are chaired by our Lead Director. Dr. Seendripu, as the only current management director, does not participate in sessions of non-management directors.
Board’s Role in Risk Oversight
Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full board of directors in reviewing our business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk.
While our board of directors has the ultimate oversight responsibility for the risk management process, various committees of the board also have responsibility for risk management. The charter of our audit committee, for example, tasks such committee with responsibilities with respect to identifying and assessing risk and reporting its findings to the full board of directors. The audit committee is also responsible for monitoring our compliance with legal and regulatory requirements and assessing our information technology security. In addition, in setting compensation, our compensation committee strives to create incentives that encourage a level of risk taking consistent with our business. In connection with its oversight of compensation-related risks, our compensation committee has reviewed our compensation programs and practices for employees, including executive and non-executive programs and practices. In its review, our compensation committee evaluated whether our policies and programs encourage unnecessary or excessive risk taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. As a result of this review, our compensation committee determined that any risks that may result from our compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on MaxLinear.
At periodic meetings of the board and its committees and in other meetings and discussions, management reports to and seeks guidance from the board and its committees with respect to the most significant risks that could affect our business, such as legal risks, information technology and security risks, and financial, tax, and audit related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and efforts and investment policy and practices.
Board Committees
Our board of directors has three standing chartered committees: an audit committee, a compensation committee, and a nominating and governance committee.
Audit Committee. Our audit committee currently consists of directors Carolyn D. Beaver, Albert J. Moyer, Thomas E. Pardun, and Theodore L. Tewksbury, Ph.D. In February 2021, upon the recommendation of our nominating and governance committee, Ms. Beaver was appointed chairperson of the audit committee by the board of directors, succeeding Mr. Moyer, who remains a member of the audit committee. Our board of directors has determined that each of the members of our audit committee is independent and financially literate under the current rules and regulations of the SEC and the NYSE and that Ms. Beaver and Mr. Moyer each qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the SEC.
Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems and our legal and regulatory compliance. Our audit committee also:
•oversees the work of our independent registered public accounting firm;
•approves the hiring, discharge, and compensation of our independent registered public accounting firm;
•approves engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;
•reviews the qualifications, independence, and performance of the independent registered public accounting firm;
•reviews our financial statements and our critical accounting policies and estimates;
•reviews management’s assessment of our internal controls; and
•reviews and discusses with management and the independent auditors the results of our annual audit, our quarterly financial statements, and our publicly filed reports.
- 13

Our audit committee held 5 meetings during fiscal 2020. Our audit committee operates under a written charter approved by our board of directors. The charter is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” “Governance,” “Governance Documents,” and “Audit Committee Charter.”
Compensation Committee. Our compensation committee is currently comprised of Thomas E. Pardun, Daniel A. Artusi, and Donald E. Schrock, each of whom qualifies as an independent director under the applicable rules and regulations of the SEC and the NYSE. Mr. Pardun is the chairman of our compensation committee. Our compensation committee oversees our executive compensation programs. The compensation committee also:
•reviews and recommends policies relating to compensation and benefits of our executive officers and employees;
•reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;
•evaluates the performance of our executive officers in light of established goals and objectives;
•recommends compensation of our executive officers based on its evaluations; and
•administers the issuance of stock options, restricted stock units, and other awards under our equity incentive plans.
See “Compensation of Non-Employee Directors” and “Executive Compensation” for a description of our processes and procedures for the consideration and determination of executive and director compensation.
Our compensation committee held 5 meetings during fiscal 2020. Our compensation committee operates under a written charter approved by the board of directors, which is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” “Governance,” “Governance Documents,” and “Compensation Committee Charter.”
Nominating and Governance Committee. Our nominating and governance committee is comprised of Donald E. Schrock, Gregory P. Dougherty, Albert J. Moyer, and Theodore L. Tewksbury, Ph.D., each of whom qualifies as an independent director under the applicable rules and regulations of the SEC and the NYSE. Mr. Schrock is the chairman of the nominating and governance committee. Our nominating and governance committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. The nominating and governance committee also:
•evaluates and makes recommendations regarding the organization and governance of the board of directors and its committees;
•assesses the performance of members of the board of directors and makes recommendations regarding committee and chair assignments;
•recommends desired qualifications for board of directors membership and conducts searches for potential members of the board of directors; and
•reviews and makes recommendations with regard to our corporate governance guidelines and environmental, social, and governance initiatives.
Our nominating and governance committee will consider recommendations of candidates for the board of directors submitted by stockholders of MaxLinear; see “Process for Recommending Candidates for Election to the Board of Directors” below.
Our nominating and governance committee held 4 meetings during fiscal 2020. Our nominating and governance committee operates under a written charter approved by the board of directors, which is available on our website by visiting www.maxlinear.com and clicking through “Investors,” “Corporate Governance,” “Governance,” “Governance Documents,” and “Nominating and Governance Committee Charter.”
Compensation Committee Interlocks and Insider Participation
The members of our compensation committee are Thomas E. Pardun, Daniel A. Artusi, and Donald E. Schrock. Mr. Pardun is the chairman of our compensation committee. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.
- 14

Considerations in Identifying and Evaluating Director Nominees
Our nominating and governance committee has established policies and procedures relating to the consideration of any individual recommended or otherwise introduced, whether by management, another director, stockholders, or third parties, as a prospective director nominee. The committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the committee from other sources.
In its evaluation of director candidates, including the members of the board of directors eligible for re-election, our nominating and governance committee will consider the following:
•the current size and composition of our board of directors and the needs of the board and its respective committees;
•factors such as character, integrity, judgment, diversity of background and experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. Our committee evaluates these factors, among others, and does not assign any particular weight or priority to any of these factors; and
•other factors that our committee may consider appropriate.
Our nominating and governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board:
•the highest personal and professional ethics and integrity;
•proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
•skills that are complementary to those of the existing board;
•the ability to assist and support management and make significant contributions to MaxLinear’s success; and
•an understanding of the fiduciary responsibilities that are required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.
If our nominating and governance committee determines that an additional or replacement director is required, the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board, or management.
Our director nominating policies include a specific reference to factors relating to diversity when considering potential director candidates. Our board of directors considers factors related to diversity, including in particular gender, race/ethnicity, and/or self-identification as gay, lesbian, bisexual, or transgender diversity, in connection with its deliberations over board expansion and potential candidates.
Board Refreshment
Our board of directors believes that a periodic review of our directors’ backgrounds and skill sets against MaxLinear’s business objectives and strategies is appropriate in order to ensure board effectiveness. In addition, our Nominating and Governance Committee leads our annual review of board processes and effectiveness generally. As a result of these initiatives, since late 2018, four new members have joined our board, comprised of Mr. Artusi, Ms. Beaver, Mr. Dougherty, and Dr. Liu.
Process for Recommending Candidates for Election to the Board of Directors
Our nominating and governance committee is responsible for, among other things, determining the criteria for membership to our board of directors and recommending candidates for election to the board of directors. It is the policy of the nominating and governance committee to consider recommendations for candidates to the board of directors from stockholders holding at least 100,000 shares of our common stock continuously for at least twelve months prior to the date of submission of the recommendation. Stockholder recommendations for candidates to the board of directors must be directed in writing to MaxLinear, Inc., 5966 La Place Court, Suite 100, Carlsbad, California 92008, Attention: Chief Executive Officer and Chief Financial Officer, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and MaxLinear, and evidence of the nominating person’s ownership of our stock. Such
- 15

recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, judgment, diversity of professional experience, independence, area expertise, corporate experience, length of service, other commitments and the like, and personal references. For details regarding the process to nominate a director, under the section entitled “Questions and Answers About the Proxy Materials and Annual Meeting,” please see “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Nomination of Director Candidates.”
Director Attendance at Annual Meetings
We do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders. We encourage, but do not require, directors to attend. All eight of our then-current directors attended our 2020 annual meeting.
Communications with the Board of Directors
Stockholders and other interested parties who wish to communicate with our board of directors, lead director, committee chairmen, any other individual director, or the non-management or independent directors as a group, are welcome to do so in writing, addressed to such person(s) in care of our Chief Executive Officer and Chief Financial Officer, c/o MaxLinear, Inc., 5966 La Place Court, Suite 100, Carlsbad, California 92008, or by fax to (760) 444-8598. Our Chief Executive Officer and Chief Financial Officer will monitor these communications and will provide a summary of all received messages to our board of directors at each regularly scheduled meeting of our board. Our board of directors generally meets on a quarterly basis. Where the nature of the communication warrants, our Chief Executive Officer and Chief Financial Officer may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee or non-management director, of our independent advisors, or of our management.
Director and Executive Stock Ownership Policies
Under the current stock ownership guidelines for our non-employee directors, each of our non-employee directors is expected to hold shares of our common stock (and to maintain such holdings as long as they serve as a director) with a value equal to at least eight (8) times the annual cash retainer for service as a director. Based on the base retainer of $50,000 established in June 2016, each non-employee director is expected to hold shares of our common stock with a value equal to $400,000 on or before their fifth anniversary of joining the Board.
As of the record date, each of our non-employee directors, other than four directors who joined our board of directors in 2018, 2020, and 2021 and therefore have not yet been members of board of directors for five years, maintained beneficial ownership of shares of our common stock with a value in excess of the requirement (see the section of this proxy statement captioned “Security Ownership”).
Under the current stock ownership guidelines for our executive officers, our chief executive officer is expected to hold shares of our common stock (and to maintain such holdings for as long as he serves in that position) with a value equal to at least five (5) times his annual base salary. Our chief financial officer is expected to hold and maintain shares with a value equal to at least three (3) times his base salary, and our other officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, are expected to hold and maintain shares with a value equal to at least one (1) times his or her base salary before their fifth anniversary of joining the Company. As of the record date, each of our chief executive officer, chief financial officer, and other officers subject to the policy maintained beneficial ownership of shares of our common stock with a value in excess of the requirement (see the section of this proxy statement captioned “Security Ownership”).
For purposes of determining whether the guidelines are satisfied under these policies, directors and executive officers may include shares owned directly (including shares held by immediate family members); shares held in trust, limited partnerships, or similar entities for the benefit of the non-employee director or his or her immediate family members; shares subject to full-value equity incentive awards (e.g., restricted stock units) for which the only requirement to earn the award is continued service; and shares subject to vested in-the-money stock options and stock appreciation rights. Our compensation committee maintains authority to waive the requirements of these guidelines for directors joining our board from government, academia, or similar professions. In addition, our compensation committee or board (in the case of executive officers) may suspend the guidelines in the case of severe hardship or in order to permit compliance with a court order affecting a director or executive officer. In the event a director or executive officer fails to comply with the guidelines on or before the applicable deadline, the director or executive officer will be required to retain an amount equal to 75% of the net shares (after taxes and satisfaction of any purchase price) received as the result of exercising stock options or stock appreciation rights or the vesting of full value awards.
- 16

Policy Prohibiting Hedging or Pledging of Our Equity Securities
Our insider trading policy prohibits all our employees, including our executive officers, and the members of our board of directors from engaging in derivative securities transactions, including hedging, regarding our common stock and from pledging company securities as collateral or holding company securities in a margin account.
Clawback Policy
On December 13, 2018, the compensation committee of our board of directors approved an Executive Compensation Clawback Policy, or the clawback policy. To the extent permitted by applicable law, the clawback policy requires our executive officers to repay to MaxLinear certain incentive compensation if (i) we restate our financial statements as a result of a material error or due to material non-compliance with reporting requirements under applicable law; (ii) no more than three (3) years have elapsed since the original filing date of the financial statements; and (iii) an independent committee of our board or our board’s compensation committee determines, in its sole discretion, that the misreporting event occurred due to fraud or intentional misconduct within MaxLinear and, following consideration of such factors as the committee may deem reasonable and appropriate, including the extent to which an executive officer knew or should have known of the factors resulting in the misreporting, that the executive officer should repay any “recoverable compensation.” Recoverable compensation is defined in the clawback policy but generally includes any cash or equity compensation paid under our Executive Incentive Bonus Plan or 2010 Equity Incentive Plan to the extent the amount actually paid by MaxLinear exceeds the amount that would have been paid if the financial misreporting event had not occurred. In order to implement the provisions of the clawback policy, our compensation committee also approved amendments to our Executive Incentive Bonus Plan and 2010 Equity Incentive Plan that subjected awards under those plans to the clawback policy. The clawback policy applies to awards under our Executive Incentive Bonus Plan and 2010 Equity Incentive Plan for fiscal years beginning on and after January 1, 2019.

- 17

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Compensation Policy
Our board of directors makes its director compensation decisions based in part on data provided by Compensia, Inc., an independent compensation consulting firm retained by our compensation committee to evaluate our compensation policies for independent directors. Our compensation committee and board periodically review our director cash and equity compensation policy, in consultation with Compensia, and seek to ensure that our cash compensation and equity incentives for non-employee directors are competitive with our peer group and that they offer appropriate incentives to continued service as a director or, for prospective directors, to join our board. Compensia last reviewed our director compensation in August 2020 following the completion of our acquisition of the Home Gateway Platform Division of Intel Corporation. As discussed more fully in the section of this proxy statement captioned “Executive Compensation,” that acquisition substantially expanded the scope of our business and led to the adoption of a new compensation peer group.
Cash Compensation
The following table summarizes the cash compensation payable to our non-employee directors under our current compensation policy. There were no changes to our cash compensation payable to non-employee directors during 2020 as the compensation committee concluded that our cash compensation remained competitive even with the revised compensation peer group identified by Compensia. The composition of our peer group is discussed more fully in the subsection of this proxy statement captioned “Compensation Discussion and Analysis.”

Annualized Cash Fee(1)
Base Retainer	$50,000
Lead Director	$25,000
Audit Committee Chair(2)	$20,000
Audit Committee Member	$10,000
Compensation Committee Chair(2)	$15,000
Compensation Committee Member	$7,500
Nominating and Governance Committee Chair(2)	$10,000
Nominating and Governance Committee Member	$5,000
_______________________
(1)    All fees are payable on a quarterly basis.
(2)    Committee chairs receive both the fees applicable to such position and the fee applicable to committee membership.
Equity Compensation
Our compensation committee developed an outside director equity incentive policy under our 2010 Equity Incentive Plan. Since 2012, outside directors have been granted restricted stock units upon joining the board and on an annual basis coinciding with our annual shareholder meeting. Our board and compensation committee generally reviews its compensation philosophies and policy in consultation with Compensia every two years; as noted above, they were most recently reviewed in August 2020 following the acquisition from Intel. The principle change arising from the August 2020 review was an increase by $25,000 in each of annual and full-term director equity incentive awards to $190,000. In addition, under our 2010 Equity Incentive Plan, during any fiscal year, none of our non-employee directors will be granted awards having an initial value greater than $700,000.
The terms of our outside director equity compensation policy, as amended through September 2020, are set forth below:
New Directors
Under the terms of the policy as currently in effect, new directors receive, upon becoming a director, an initial award of shares of common stock having a fair value at issuance of up to $380,000, consisting of an “annual award” equal to $190,000 of restricted stock units (subject to pro-rata reduction based on the number of days the individual would actually serve as a director during the period beginning on the last May 1 and ending on the next May 1) and a “full-term award” equal to
- 18

$190,000 of restricted stock units. The annual award vests fully on the earlier to occur of the next May 1 or the date immediately preceding our next annual meeting of stockholders, and the full-term award vests in three equal installments on each anniversary of the date of grant.
Continuing Directors
In addition, our outside director equity compensation policy also provides for an annual award to continuing directors on the date of each annual meeting of stockholders of restricted stock units with a fair value at issuance of $190,000. These restricted stock units vest, assuming continued service, on the earlier to occur of the next succeeding May 1 or the date immediately preceding the next annual meeting of stockholders.
RSU Deferred Payment Alternative
Our outside director compensation policy permits our directors to receive awards under our outside director equity compensation policy in the form of restricted stock units, or RSUs, and to defer the delivery of the shares of common stock subject to the RSU award upon vesting in accordance with the terms and conditions of a deferral program approved by the administrator of the policy, which is currently our compensation committee.
2020 Director Compensation
The following table sets forth information concerning compensation paid or accrued for services rendered to us by members of our board of directors for the year ended December 31, 2020. The table excludes Tsu-Jae King Liu, Ph.D., who became a member of our board of directors in 2021, and Kishore Seendripu, Ph.D., who is an executive officer. Dr. Seendripu did not receive any compensation from us in his role as a director in the year ended December 31, 2020. Information on compensation for Dr. Seendripu is set forth under the caption “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Daniel A. Artusi(2)(9)	57,500	190,000	247,500
Carolyn D. Beaver(3)(9)	60,000	190,000	250,000
Gregory P. Dougherty (4)(9)	39,011	373,484	412,495
Albert J. Moyer(5)(9)	85,000	190,000	275,000
Thomas E. Pardun(6)(9)	107,500	190,000	297,500
Donald E. Schrock(7)(9)	72,500	190,000	262,500
Theodore L. Tewksbury, Ph.D(8)(9)	65,000	190,000	255,000
____________
(1)    Amounts shown do not reflect compensation actually received by the director. Instead, the amounts represent the aggregate grant-date fair value related to restricted stock awards, granted in the year indicated, pursuant to Accounting Standards Codification Topic 718. For a discussion of the valuation assumptions, see Note 9, Stock-Based Compensation and Employee Benefit Plans, to our consolidated financial statements included in our Annual Report on Form 10-K. The actual value that may be realized from an award is contingent upon the satisfaction of applicable conditions to vesting and the value of our common stock on the date the award is vested. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown. These shares vest, assuming continued service, on the earlier to occur of the next succeeding May 1 or the date immediately preceding the next annual meeting of stockholders.
(2)    On December 31, 2020, 18,442 restricted stock units were outstanding and held by Mr. Artusi.
(3)    On December 31, 2020, 18,296 restricted stock units were outstanding and held by Ms. Beaver.
(4)    On December 31, 2020, 27,087 restricted stock units were outstanding and held by Mr. Dougherty.
(5)    On December 31, 2020, 34,703 restricted stock units were outstanding and held by Mr. Moyer.
(6)    On December 31, 2020, 34,703 restricted stock units were outstanding and held by Mr. Pardun.
(7)    On December 31, 2020, 28,486 restricted stock units were outstanding and held by Mr. Schrock.
(8)    On December 31, 2020, 50,150 stock options and 24,348 restricted stock units were outstanding and held by Dr. Tewksbury.
(9)    Amount includes restricted stock units for which settlement has been deferred.
- 19

PROPOSAL NUMBER 1
ELECTION OF THREE CLASS III DIRECTORS

Board Structure
As of the date of this proxy statement, our board of directors is composed of nine members. Our amended and restated certificate of incorporation and amended and restated bylaws provide that the number of our directors shall be at least two and will be fixed from time to time by a resolution of the majority of our board of directors.
Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meetings of stockholders to be held this year for the Class III directors, in 2022 for the Class I directors, and in 2023 for the Class II directors.
Our current amended and restated bylaws provide for majority voting in the election of directors; each director nominee will be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Our board of directors, after taking into consideration the recommendation of the nominating and governance committee, will determine whether or not to accept the pre-tendered resignation of any nominee for director who receives (in an uncontested election) a greater number of votes against his election than votes for such election. In the event of a contested election in which there are more candidates than available seats, our bylaws retain a plurality voting standard, which is the default standard under Delaware law.
Nominees for Class III Director (Term Expiring in 2024)
At the 2021 annual meeting, three Class III directors will be elected to the board of directors by the holders of our common stock. Our nominating and governance committee recommended, and our board of directors nominated, Kishore Seendripu, Ph.D., Thomas E. Pardun, and Gregory P. Dougherty as the nominees for election as Class III directors at the 2021 annual meeting.
Dr. Seendripu, Mr. Pardun, and Mr. Dougherty have agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve. In the event any of Dr. Seendripu, Mr. Pardun, or Mr. Dougherty is unable or declines to serve as a director at the time of the 2021 annual meeting, proxies will be voted for any nominee who may be proposed by the nominating and governance committee and designated by the present members of the board of directors to fill the vacancy.
Biographical Information Concerning the Class III Director Nominees
Kishore Seendripu, Ph.D., age 51, is a co-founder and has served as our Chairman, President, and Chief Executive Officer since our inception in September 2003. Dr. Seendripu also serves as a director. From July 1998 to July 2002, Dr. Seendripu served in senior engineering roles, most recently as the director of RF & Mixed-Signal IC Design at Silicon Wave, Inc., a designer and developer of radio frequency systems-on-chip for use in wireless and broadband communication systems and products. From December 1997 to July 1998, Dr. Seendripu served as a member of the technical staff at Broadcom Corporation, a manufacturer of networking and communications integrated circuits for data, voice and video applications. From 1996 to December 1997, Dr. Seendripu served as a radio frequency integrated circuit, or RFIC, design engineer at Rockwell Semiconductor Systems, a provider of semiconductor system solutions for personal communications electronics. From 1990 to 1992, Dr. Seendripu served as a research assistant at the Lawrence Berkeley National Laboratories. Dr. Seendripu received an M.S. in Materials Sciences Engineering and a Ph.D. in Electrical Engineering from the University of California at Berkeley, a B. Tech degree from the Indian Institute of Technology, Bombay, India, and an M.B.A. from the Wharton School, University of Pennsylvania.
We believe Dr. Seendripu’s more than twenty years of technical and management experience in the semiconductor industry bring valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.
Thomas E. Pardun, age 77, has served as a member of our board of directors since July 2009. From December 2009 to September 2019, Mr. Pardun also served on the board of Finisar Corporation, a provider of optical communications components and subsystems. From February 2011 to May 2017, Mr. Pardun served on the board of Calix, Inc., a provider of broadband
- 20

communications access systems and software. From June 2006 to July 2015, Mr. Pardun served on the board of CalAmp Corp., a provider of wireless communications solutions. From April 2007 to November 2015, Mr. Pardun served as non-executive chairman of the board of directors of Western Digital Corporation. Mr. Pardun also served as a director of Western Digital Corporation from January 1993 to November 2015, and from January 2000 to November 2001, he also served as chairman of its board of directors. From May 1996 to July 2000, Mr. Pardun served as president of MediaOne International, Asia-Pacific (formerly US West Asia-Pacific), an owner/operator of international properties in cable television, telephone services and wireless communications. From May 1993 to April 1996, Mr. Pardun served as president and chief executive officer of US West Multimedia Communications, Inc., a communications company, and from June 1988 to April 1993 held numerous other executive positions with US West, Inc. From June 1986 to May 1988, Mr. Pardun was president of the Central Group for Sprint, Inc. as well as president of Sprint’s West Division. From September 1984 to May 1986, he served as senior vice president of United Telecommunications, a predecessor company to Sprint. From June 1965 to August 1984, he held various positions at International Business Machines Corporation. Mr. Pardun received a B.B.A. in Economics and Marketing from the University of Iowa and Management School Certificates from Harvard Business School, Stanford University, and The Tuck School of Business at Dartmouth College.
We believe Mr. Pardun’s experience serving for many years in executive positions for large communications and technology companies, his long history in the technology industry, and his experience serving as a director and non-executive chairman for other public companies bring valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.

Gregory P. Dougherty, age 61, has served as a member of our board of directors since March 2020. Mr. Dougherty previously served as Chief Executive Officer of Oclaro from June 2013 until its acquisition by Lumentum in December 2018. He also served as a director of Oclaro from April 2009 to the completion of the sale in December 2018. Prior to Oclaro, Mr. Dougherty served as a director of Avanex Corporation, a leading global provider of intelligent photonic solutions, from April 2005 to April 2009, when Avanex and Bookham merged to become Oclaro. Mr. Dougherty also served as a director of Picarro, Inc., a manufacturer of ultra-sensitive gas spectroscopy equipment using laser-based technology, from October 2002 to August 2013, and as its Interim Chief Executive Officer from January 2003 to April 2004. He also served as a board member of the Ronald McDonald House at Stanford from January 2004 to December 2009, and the Bay Area Make-A-Wish Foundation. Earlier in his career, Mr. Dougherty served as the Chief Operating Officer at SDL from 1997 to 2001, when the company was acquired by JDS Uniphase Corporation, where he continued in the role until 2002. From 1989 to 1997, Mr. Dougherty was the Director of Product Management and Marketing at Lucent Technologies Microelectronics in the Optoelectronics Strategic Business Unit. Mr. Dougherty currently serves on the board of directors of Infinera Corporation, a provider of intelligent transport networks, IPG Photonics Corporation, a fiber laser manufacturer, and Fabrinet, an optical, electro-mechanical and electronic manufacturing services company. Mr. Dougherty earned a bachelor’s degree in optics from the University of Rochester.

We believe that Mr. Dougherty’s experience serving in executive positions for public technology companies, his long history in the technology industry, and his experience serving as a director, including lead independent director, for other public companies bring valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.
Required Vote
Directors are elected by a majority vote, which means that each of the three director nominees requires the votes cast for such nominee’s election to exceed the votes cast against such nominee’s election in order to be elected. Abstentions and broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal and will not affect the outcome of the vote.
Recommendation
Our board of directors unanimously recommends a vote “FOR” the election of each of
Dr. Seendripu, Mr. Pardun, and Mr. Dougherty as a Class III director.
* * * * *
- 21

Class I Directors Continuing in Office until the 2022 Annual Meeting
Donald E. Schrock, age 75, has served as a member of our board of directors since October 2009. Mr. Schrock retired as Executive Vice President and President of Qualcomm Incorporated’s CDMA Technologies Group in 2003. Mr. Schrock joined Qualcomm in January 1996 as Corporate Vice President. Prior to joining Qualcomm, Mr. Schrock was Group Vice President and Division Manager with GM Hughes Electronics. Prior to working at Hughes, Mr. Schrock was Vice President of Operations with Applied Micro Circuit Corporation. Mr. Schrock also held positions as Vice President/Division Manager at Burr-Brown Corporation and spent 15 years with Motorola Semiconductor. He previously served on the board of directors of the Fabless Semiconductor Association; RMI Corporation, a private fabless semiconductor company acquired by Netlogic Microsystems, Inc.; Patriot Scientific Corporation, a public intellectual property licensing company; Integrated Device Technology, Inc. a semiconductor company; and GlobalFoundries Inc., a private semiconductor wafer fabrication service provider. Mr. Schrock holds a B.S.E.E. with honors from the University of Illinois, has completed the coursework for an M.S.E.E. from Arizona State University, and has an Advanced Business Administration degree from the Arizona State University Center for Executive Development.
We believe Mr. Schrock’s business leadership, operational and financial experience as a result of his experience serving for several years in executive positions for large technology companies, his long history in the technology industry, and his experience serving as a director for other public companies brings valuable industry knowledge and practical experience to our board and qualify him to serve as one of our directors.
Daniel A. Artusi, age 66, has served as a member of our board of directors since November 2018. From 2015 to 2018, Mr. Artusi served as Vice President in the Client Computing Group and General Manager for the connected home division at Intel Corporation, a technology company. Prior to Intel, Mr. Artusi served as Chief Executive Officer of Lantiq Deutschland GmbH, a fabless semiconductor company, from 2012 until its acquisition by Intel in 2015. From 2009 to 2015, Mr. Artusi served as an operating executive with Golden Gate Capital, a private equity firm. From 2007 to 2008, Mr. Artusi served as President and Chief Executive Officer and as a board member of Conexant Systems, Inc., a provider of semiconductors, and from 2005 to 2007, Mr. Artusi served as chairman and Chief Executive Officer of Coldwatt, Inc., a provider of high efficiency power supplies for the communications and computer industry. From April 2005 to June 2005, Mr. Artusi was an individual investor. From January 2003 to April 2005, he served as the President of Silicon Laboratories Inc., a developer of mixed signal integrated circuits, and from January 2004 to April 2005, he also served as the Chief Executive Officer and as a board member of Silicon Laboratories. From 2001 to 2004, he served as Chief Operating Officer of Silicon Laboratories. From 1977 until joining Silicon Laboratories, Mr. Artusi held various management and executive positions in the semiconductor business at Motorola Inc. Mr. Artusi has also served on the board of directors of Minim, Inc. (PTQCQB: MINM), a publicly-traded software company, and currently serves on the board of directors of privately held technology companies GenXComm, Inc. and VisIC Technologies, and on the Engineering Advisory Board of the Cockrell School of Engineering at the University of Texas at Austin. Mr. Artusi studied electrical engineering at the Instituto Tecnologico de Buenos Aires (ITBA) in Argentina.
We believe that Mr. Artusi’s financial and business expertise, including a diversified background in the semiconductor industry, give him valuable qualifications and skills to serve as one of our directors.
Tsu-Jae King Liu, Ph.D., age 57, has served as a member of our board of directors since March 2021. Dr. Liu has also served as Dean and Roy W. Carlson Professor of Engineering in the College of Engineering at the University of California, Berkeley (UC Berkeley) since July 2018 and as a director of Intel Corporation, a publicly-traded technology company, since July 2016, where she also serves as the chair of the board’s finance committee and a member of its audit committee. She previously held a distinguished professorship endowed by Taiwan Semiconductor Manufacturing Company, Ltd. (TSMC) in the Department of Electrical Engineering and Computer Sciences at UC Berkeley from July 2014 to July 2018. Dr. Liu has also served as Vice Provost, Academic and Space Planning, and Senior International Officer at UC Berkeley from October 2016 to June 2018. Dr. Liu has over 24 years of experience in higher education in a range of faculty and administrative roles, including Associate Dean for Academic Planning and Development, College of Engineering in 2016, Chair of the Department of Electrical Engineering and Computer Sciences from July 2014 to June 2016, and Associate Dean for Research in the College of Engineering from 2008 to 2012. Her achievements in teaching and research have been recognized by a number of honors, including election to the U.S. National Academy of Engineering and induction into the Silicon Valley Engineering Hall of Fame. Dr. Liu was Co-founder and President of Progressant Technologies, a start-up company that developed negative differential resistance transistor technology, from May 2000 to October 2004. Dr. Liu also currently serves on the board of directors of Crossbar, Inc., a privately-held technology company. She served on the board of the Center for Advancing Women
- 22

in Technology from October 2014 to May 2016. Dr. Liu earned her bachelor of science, master’s, and Ph.D. degrees in Electrical Engineering from Stanford University.
We believe that Dr. Liu’s academic research and contributions to engineering, semiconductor industry technical and business expertise, and entrepreneurial background as founder of a company within our industry give her valuable qualifications and skills to serve as one of our directors.
Class II Directors Continuing in Office until the 2023 Annual Meeting
Albert J. Moyer, age 77, has served as a member of our board of directors since October 2009. Since 2000, Mr. Moyer has served as a private financial consultant. From March 1998 to February 2000, Mr. Moyer served as Executive Vice President and Chief Financial Officer of QAD Inc., a publicly held provider of enterprise resource planning software applications. He subsequently served as a consultant to QAD Inc., assisting in sales operations. From August 1995 to March 1998, Mr. Moyer served as Chief Financial Officer of Allergan Inc., a specialty pharmaceutical company. Previously, Mr. Moyer served as Chief Financial Officer of National Semiconductor Corporation, a semiconductor company. Mr. Moyer also served as Chief Financial Officer of Western Digital Corporation, a manufacturer of hard-disk drives for the personal computer and home entertainment markets. Mr. Moyer serves as a board member of CalAmp Corp., a provider of wireless communications solutions. Mr. Moyer previously served as a director of Virco Manufacturing Corporation, a manufacturer of educational furniture, from 2004 to 2013, Redflex Holdings Group, a provider of traffic enforcement technologies, from 2012 to 2014, and Collectors Universe, Inc., a third-party grading and authentication service for high-value collectibles from 2004 to 2021. Mr. Moyer received his B.S. in finance from Duquesne University and graduated from the Advanced Management Program at the University of Texas, Austin. Mr. Moyer holds a masters professional director certification from the American College of Corporate Directors, a national public company director education and credentialing organization.
We believe Mr. Moyer’s many years of experience as a chief financial officer for large public companies and his service on the board of directors of several other companies bring substantial financial, accounting, and operational knowledge to our board and qualify him to serve as one of our directors.
Theodore L. Tewksbury, Ph.D., age 64, has served as a member of our board of directors since May 2015. Since August 2019, Dr. Tewksbury has been CEO of ETA Compute, a provider of ultra-low power artificial intelligence solutions for the Internet-of-Things. From February 2017 to February 2019, Dr. Tewksbury was Chairman, President and CEO of Energy Focus, Inc., a provider of high-performance LED lighting technology. Dr. Tewksbury served as interim president and chief executive officer of Entropic from November 2014 until MaxLinear’s acquisition of Entropic in April 2015. Dr. Tewksbury also served as a director of Entropic from September 2010 through April 2015. From 2013 to November 2014, Dr. Tewksbury was an independent consultant to technology companies. From 2008 to 2013, Dr. Tewksbury served as the president and chief executive officer and as a member of the board of directors of Integrated Device Technology, Inc., a publicly traded, mixed signal semiconductor solutions company. Prior to joining Integrated Device Technology, he was the president and chief operating officer of AMI Semiconductor, a mixed signal semiconductor company from 2006 to 2008. Prior to that, Dr. Tewksbury served as managing director at Maxim Integrated Products, Inc., a designer, manufacturer and seller of high-performance semiconductor products, from 2000 to 2006. Dr. Tewksbury was a member of the board of directors of the Global Semiconductor Alliance from 2011 to 2013. Dr. Tewksbury holds a B.S. in Architecture and an M.S. and a Ph.D. in Electrical Engineering from the Massachusetts Institute of Technology.
Dr. Tewksbury brings extensive general management and technical expertise to our board. As the former chief executive officer and director of two public companies in our industry, Dr. Tewksbury has relevant semiconductor company leadership and board experience. Moreover, Dr. Tewksbury has a strong technical background, which is an asset to our board given the technical nature of our products and product development processes.
Carolyn D. Beaver, age 63, has served as a member of our board of directors since December 2018. She has served as a member of the board of directors of MediciNova, Inc., a biopharmaceutical company, since October 2020 and serves as chair of its audit committee and a member of its nominating and corporate governance and compensation committees. Ms. Beaver also served on the board of directors of Organovo Holdings, Inc., a biotechnology company, from February 2019 to September 2020 and as chair of its audit committee from September 2019 to September 2020. She was a director of Commerce National Bank, California, chair of its audit committee and a member of its asset/liability committee from 2005 until the bank was acquired in 2013. Ms. Beaver previously held several positions at Sequenom, Inc., a life sciences testing company, including Chief Financial Officer and Senior Vice President from March 2015 to October 2016, Chief Financial Officer from June 2014 to March 2015, and Vice President and Chief Accounting Officer from June 2012 to March 2015. Ms. Beaver was previously Corporate Vice President and Controller of Beckman Coulter, Inc., a biomedical laboratory instrument and test company, from August 2005 until June 2012, and was named Chief Accounting Officer in October 2005, a position she held until July 2011,
- 23

following the acquisition of Beckman Coulter, Inc. by Danaher Corporation. She also served as interim Chief Financial Officer of Beckman Coulter from July 2006 through October 2006. Ms. Beaver served as an audit partner with KPMG LLP from 1987 to 2002. Ms. Beaver received a B.S. in Business Administration from California State Polytechnic University, Pomona.

We believe that Ms. Beaver’s financial, business, and accounting expertise, and experience at public companies of comparable size as well as large multinational companies give her valuable qualifications and skills to serve as one of our directors.
* * * * *
- 24

PROPOSAL NUMBER 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted on July 21, 2010. As required by the Dodd-Frank Act (and specifically Section 14A of the Securities Exchange Act of 1934, as amended), we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.
Compensation Program and Philosophy
Our compensation committee establishes our executive compensation philosophy and oversees our executive compensation programs. We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program. At our 2011 annual meeting of stockholders, we held our first non-binding, advisory stockholder vote on executive compensation under the Dodd-Frank Act. Since 2012, the advisory vote on executive compensation received approximately 95% or greater support of the votes cast by stockholders in each year. As an advisory vote, the results of this stockholder vote are not binding upon us; however, our compensation committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote and considered the outcome of this vote when it made compensation decisions for named executive officers. We hold an advisory vote every year, which we believe allows for a meaningful evaluation period of performance against our compensation practices.
Under our compensation committee’s supervision, we have implemented compensation policies, plans, and programs intended to achieve the following objectives:
•to attract and retain talented and experienced executives;
•to motivate and reward executives whose knowledge, skills and performance are critical to our success;
•to ensure fairness among the executive management team by recognizing the contributions each executive makes to our success; and
•to incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders.
Under this program, our named executive officers are rewarded for the achievement of specific short-term and long-term goals that enhance stockholder value. Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which describes our executive compensation program and contains information about the fiscal year 2020 compensation of our named executive officers. The compensation committee and our board of directors believe that our compensation design and practices are effective in implementing our executive compensation goals.
We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:
“RESOLVED, that the stockholders hereby approve, on an advisory basis in a non-binding vote, the compensation of MaxLinear, Inc.’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the section captioned “Executive Compensation,” the subsection captioned “Compensation Discussion and Analysis,” the tabular disclosures regarding executive compensation, and the accompanying narrative disclosures set forth in the proxy statement relating to MaxLinear’s 2021 annual meeting of stockholders.”
Required Vote
The affirmative “FOR” vote of a majority of the votes cast on the proposal is required to approve, on an advisory basis, the compensation awarded to named executive officers for the year ended December 31, 2020. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
Even though this say-on-pay vote is advisory and, therefore, will not be binding on us, our compensation committee and our board of directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against
- 25

the compensation of our named executive officers, we will consider our stockholders’ concerns, and the compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.
Recommendation
Our board of directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.
* * * * *
- 26

PROPOSAL NUMBER 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Grant Thornton LLP as MaxLinear’s independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2021 and recommends that stockholders vote in favor of the ratification of such appointment.
Ratification of Appointment
At the annual meeting, stockholders are being asked to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021.
Notwithstanding Grant Thornton LLP’s appointment and even if stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of MaxLinear and its stockholders. Our audit committee is submitting the appointment of Grant Thornton LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If the appointment is not ratified by our stockholders, our audit committee may reconsider whether it should appoint another independent registered public accounting firm.
Representatives of Grant Thornton LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Required Vote

Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not deemed to be votes cast, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
Recommendation
Our board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
* * * * *
- 27

Principal Accounting Fees and Services
The following table sets forth the aggregate fees for audit and other accounting services provided by Grant Thornton LLP for the years ended December 31, 2020 and 2019:

	2020	2019
Audit Fees(1)	$1,909,031	$1,085,329
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,909,031	$1,085,329
______________________
(1)    Audit fees consist of fees billed or to be billed by Grant Thornton LLP, including professional services rendered for quarterly, annual and other SEC filing activities, along with those audit services related to acquisitions and the implementation of new accounting standards. The increase in audit fees from 2019 to 2020 was primarily due to the increased scope of services related to the acquisitions of the Home Gateway Platform Division of Intel and NanoSemi, Inc.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, or PCAOB, regarding auditor independence, our audit committee has responsibility for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee has established a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.
Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management submits a list of services falling within the four categories below expected to be rendered by the firm during that year and the related fees to the audit committee for approval.
1.    Audit services include audit work performed on the financial statements, as well as work, including information systems and procedural review and testing, that is required to be performed by the independent registered public accounting firm to allow the firm to form an opinion on our financial statements. Audit services also include services that only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters and statutory audits.
2.    Audit-related services are for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and/or internal control over financial reporting or that are traditionally performed by the independent registered public accounting firm and include due diligence related to mergers and acquisitions, audits of employee benefit plans and special procedures required to meet certain regulatory requirements.
3.    Tax services include services such as tax compliance, tax planning and tax advice, as long as such services do not impair the independence of the independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence.
4.    All other services are those services not captured in the audit, audit-related, or tax categories.
Prior to engagement, the audit committee pre-approves the independent registered public accounting firm’s services within each of the four categories described above and the fees for each category are budgeted. The audit committee requires the independent registered public accounting firm and management to report actual fees versus the budgeted amount periodically throughout the year by category of services. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.
The audit committee may delegate pre-approval authority to one or more of its members provided that such member must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.
The audit committee has determined that the rendering of services other than audit services by Grant Thornton LLP is consistent with maintaining Grant Thornton LLP’s independence. All of the services of Grant Thornton LLP for 2019 and 2020 described above were pre-approved by the audit committee.
- 28

Report of the Audit Committee
The audit committee assists the board in fulfilling its oversight responsibility over MaxLinear’s financial reporting process. It is not the duty of the committee to plan or conduct audits, to prepare MaxLinear’s financial statements, or to assess MaxLinear’s internal controls over financial reporting. Management has the primary responsibility for preparing the financial statements and assuring their accuracy, effectiveness, and completeness. Management is also responsible for the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for auditing MaxLinear’s financial statements and internal control over financial reporting and expressing its opinion as to whether the statements present fairly, in accordance with accounting principles generally accepted in the United States, MaxLinear’s financial condition, results of operations, and cash flows. The audit committee does, however, consult with management and the independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of MaxLinear’s financial affairs.
Unless the committee has reason to question its reliance on management or the independent registered public accounting firm, the members of the committee necessarily rely on information provided to them by and on the representations made by management and the independent registered public accounting firm. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has applied appropriate accounting and financial reporting principles. Furthermore, the audit committee’s authority and oversight responsibilities do not independently assure that the audits of MaxLinear’s financial statements have been carried out in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) or that the financial statements are presented in accordance with accounting principles generally accepted in the United States.
In this context, the committee has met and held discussions with management and the independent registered public accounting firm regarding MaxLinear’s audited 2020 consolidated financial statements (including the quality of MaxLinear’s accounting principles). Management represented to the committee that MaxLinear’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the committee consulted with management and the independent registered public accounting firm prior to approving the presentation of the audited 2020 consolidated financial statements to stockholders. The committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB.
The audit committee has received and discussed with the independent registered public accounting firm the auditor’s independence from MaxLinear and its management. As part of that review, the committee received the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with, or has compromised, the auditor’s independence. The committee has concluded that the independent registered public accounting firm is independent from MaxLinear and its management.
Based on the reviews and discussions referred to above, the audit committee recommended to the board, and the board approved, MaxLinear’s audited consolidated financial statements for the year ended December 31, 2020 for filing with the Securities and Exchange Commission as part of our Annual Report on Form 10-K. The committee has selected Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
The Audit Committee
Carolyn D. Beaver (Chair)
Albert J. Moyer
Thomas E. Pardun
Theodore L. Tewksbury, Ph.D.
The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by MaxLinear under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent MaxLinear specifically incorporates the Report of the Audit Committee by reference therein.
- 29

EXECUTIVE OFFICERS
The names of our executive officers, their ages, their positions with MaxLinear, and other biographical information as of March 29, 2021, are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Kishore Seendripu, Ph.D.	51	Chairman, President and Chief Executive Officer
Steven Litchfield	51	Chief Financial Officer and Chief Corporate Strategy Officer
Connie Kwong	42	Corporate Controller and Principal Accounting Officer
W. Kelly Jones	63	Vice President, Worldwide Operations
Curtis Ling, Ph.D.	55	Chief Technical Officer
James Lougheed	43	Vice President, Marketing, High Performance Analog
Madhukar Reddy, Ph.D.	51	Vice President, Central Engineering
William G. Torgerson	53	Vice President and General Manager, Broadband Group
Brendan Walsh	48	Vice President, Marketing Infrastructure
Michael Bollesen	53	Vice President, Sales
Kishore Seendripu, Ph.D. For a brief biography of Dr. Seendripu, please see “Nominees for Class III Director (Term Expiring in 2024).”
Steven Litchfield has served as our Chief Financial Officer and Chief Corporate Strategy Officer since July 2018. Mr. Litchfield previously served as Executive Vice President and Chief Strategy Officer of Microsemi Corporation, a provider of analog and mixed-signal semiconductor solutions that was acquired by Microchip Technology, Inc. in May 2018. Mr. Litchfield served in that position from 2009 until the closing of the acquisition by Microchip. Previously, he served as Microsemi’s Vice President, Analog and Mixed Signal Group from 2006 to 2009, as its Vice President, Corporate Marketing and Business Development from 2003 to 2006, and as its Director, Business Development from 2001 to 2003. Prior to joining Microsemi, Mr. Litchfield was an equity research analyst at Banc of America Securities and a production engineer at Toyota Motor Corporation. Mr. Litchfield also serves on the board of directors of several early stage technology companies that are not publicly traded. He holds a Bachelor of Science in Industrial Engineering from Purdue University and a Masters of Business Administration from the University of Southern California Marshall School of Business.
Connie Kwong has served as our Corporate Controller and Principal Accounting Officer since February 2016. Previously, Ms. Kwong served as our Assistant Corporate Controller from March 2015 to February 2016. Prior to joining MaxLinear, Ms. Kwong was the Corporate Controller of Interush, Inc. from October 2013 to March 2015 and a senior audit manager of SingerLewak LLP from May 2008 to October 2013. Ms. Kwong received a B.A. in Business Economics from the University of California, Los Angeles.
W. Kelly Jones has served as our Vice President, Worldwide Operations since October 2020. Previously, Mr. Jones served as Senior Vice President of Global Operations for Microsemi Corporation from November 2005 to October 2020. From 2000 to 2004, he was Senior Vice President and General Manager of Microsemi’s Analog Mixed-Signal Division. From 1984 to 1999, he served in various engineering, operations, marketing, and sales positions for Silicon General-Linfinity Microelectronics. Mr. Jones was a product-test engineer at Motorola Semiconductor from 1980 to 1983. Mr. Jones holds a BSEE degree from the University of Illinois in Champaign-Urbana, Illinois.
Curtis Ling, Ph.D. is a co-founder and has served as our Chief Technical Officer since April 2006. Dr. Ling also served as a director until the expiration of his term at the 2017 annual meeting. From March 2004 to July 2006, Dr. Ling served as our Chief Financial Officer, and from September 2003 to March 2004, as a co-founder, he consulted for us. From July 1999 to July 2003, Dr. Ling served as a principal engineer at Silicon Wave, Inc. From August 1993 to May 1999, Dr. Ling served as a professor at the Hong Kong University of Science and Technology. Dr. Ling received a B.S. in Electrical Engineering from the California Institute of Technology and an M.S. and Ph.D. in Electrical Engineering from the University of Michigan, Ann Arbor.
James Lougheed was appointed Vice President, Marketing, High Performance Analog in May 2017. Previously, Mr. Lougheed held multiple roles at Exar Corporation, a semiconductor company, from 2008 until Exar’s acquisition by MaxLinear in May 2017, including Senior Vice President of Global Sales & Marketing from 2015 to 2017, Vice President of Components from 2014 to 2015, Vice President of Power Management and Analog Mixed Signal Products from 2011 to 2014, and Vice President and Managing Director for Asia Pacific from 2008 to 2011. Mr. Lougheed brings over 20 years of
- 30

experience in the electronic industry from systems, component distribution and semiconductor markets. Prior to Exar, he was Director of Marketing and Business Development at Cirrus Logic, a semiconductor company, from 2007 to 2008. He also held positions as Director of Marketing at Apexone Microelectronics and senior technical sales director at Future Electronics. Mr. Lougheed has an associate degree in electrical and electronic engineering, a postgraduate certificate in management and a master of business administration from the University of Southern Queensland, Australia.
Madhukar Reddy, Ph.D. has served as our Vice President, Central Engineering since March 2014. From November 2006 to March 2014, Dr. Reddy served as our Vice President, IC and RF Systems Engineering. From January 2005 to November 2006, Dr. Reddy served as our Director, RF/Mixed-Signal IC Design. From July 2002 to January 2005, he served as Manager, RFIC Design at Skyworks Solutions. From January 1999 to July 2002, he served as RFIC Design Engineer and Group Leader at Conexant Systems. From January 1997 to December 1998, he served as RFIC Designer at Rockwell Semiconductor Systems. From 2005 to 2015, Dr. Reddy was a member of the Technical Program Committee of the IEEE RFIC Symposium. Dr. Reddy received a B. Tech degree from the Indian Institute of Technology, Madras, India, and an M.S. and Ph.D. in Electrical Engineering from the University of California, Santa Barbara.
William G. Torgerson has served as our Vice President and General Manager, Broadband Group since February 2016 and previously served as our Vice President, Worldwide Sales from May 2017 until August 2018 and Vice President, Global Sales from November 2012 to February 2016. From August 2007 to August 2011, Mr. Torgerson served as Vice President of America Sales for Standard Microsystems Corporation, a fabless semiconductor company that was acquired by Microchip Technology Incorporated in 2012. From May 2003 to February 2007, Mr. Torgerson was the Vice President of Global Sales at StarGen, Inc., a provider of semiconductors for networking and telecommunications equipment that was acquired by Dolphin Interconnect Solutions in 2007. From March 2000 to May 2003, he served as Director of America Sales at PLX Technology, a provider of semiconductor-based connectivity solutions that was acquired by Avago Technologies Limited in 2014. From August 1997 to March 2000, Mr. Torgerson served in various capacities including applications engineer, sales manager, and worldwide strategic account manager at Actel, Inc., a provider of field programmable gate arrays that was subsequently acquired by Microsemi Corporation. Mr. Torgerson received a BSEE degree from the University of Alabama, Huntsville and an M.B.A. from the University of New York, Stonybrook.
Brendan Walsh has served as our Vice President, Marketing Infrastructure since September 2014. From April 2013 to August 2014, he was the Chief Operating Officer of TrustCloud, Inc., a provider of cloud-based trust and safety products, and from June 2011 to August 2014, he served as Co-founder at WordPivot, LLC, a provider of online literacy tools. From October 2008 to May 2011, Mr. Walsh served as our Vice President, Business Development. From September 2004 to October 1, 2007, he served as our Vice President, Sales, Marketing and Business Development. From October 2000 to August 2004, Mr. Walsh was the Director of Business Development and Venture Investment in the corporate mergers and acquisitions department of Philips Electronics N.V., an electronics company. From August 1999 to October 2000, he served as a strategic investment manager for Hikari Tsushin Inc., a retailer of mobile devices and venture capital firm focusing on mobile technologies. Mr. Walsh received a B.A. from the University of California, Davis and an M.B.A. from the Wharton School, University of Pennsylvania.
Michael Bollesen has served as Vice President, Sales since July 2018. Prior to joining MaxLinear, from 1991 to 2018, Mr. Bollesen held various roles with Cypress Semiconductor Corporation, a semiconductor company, including Vice President APAC Sales and President Cypress China from 2014 to 2018, Vice President Module Business Unit and President Cypress China from 2009 to 2013, Vice President China Business Unit and President Cypress China from 2009 to 2012, and Vice President Sales and Representative Director Cypress Japan from 2004 to 2009. Mr. Bollesen received a B.S. in electrical engineering from the University of Minnesota — Twin Cities and an M.B.A. from Santa Clara University.
- 31

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This compensation discussion and analysis reviews and discusses the compensation programs and policies for our principal executive officer, principal financial officer, and three (3) additional executive officers who were collectively our most highly compensated executive officers in fiscal 2020 as determined by the rules of the Securities and Exchange Commission, or SEC. For 2020, these executive officers were Kishore Seendripu, Ph.D., our chairman, president, and chief executive officer; Steven Litchfield, our chief financial officer and chief corporate strategy officer; Madhukar Reddy, Ph.D., our vice president, central engineering; William G. Torgerson, our vice president and general manager, broadband group; and W. Kelly Jones, our vice president, worldwide operations. As a group, we refer to these executive officers as our “named executive officers,” and they are identified in the summary compensation table provided below.
Objectives of Executive Compensation Programs
The principal objectives of our executive compensation programs are the following:
•to attract and retain talented and experienced executives;
•to motivate and reward executives whose knowledge, skills, and performance are critical to our success;
•to ensure fairness among our executive management team by recognizing the contributions each executive makes to our success; and
•to incentivize our executives to manage our business to meet our long-term objectives and the long-term objectives of our stockholders.
Compensation Philosophy and Review Process; Long-Term Equity Incentive Program
We have attempted to create an executive compensation structure that aligns executive incentives with the long-term growth objectives of MaxLinear, including long-term share price appreciation. In that regard, our executive compensation programs have tended to place a relatively heavier weighting on equity compensation than our peers. Equity compensation for executives currently consists of three elements: restricted stock units with time-based vesting over four years, with some awards carrying a heavier weighting of vesting toward the third and fourth year as an executive retention tool; restricted stock units with performance-based vesting tied to our financial and operating performance relative to a peer group over three years; and shares of common stock issued under our Executive Incentive Bonus Plan, pursuant to which the compensation committee establishes annual corporate and individual performance objectives for purposes of determining awards under the plan. The allocations among these forms of equity incentives varies among the named executive officers, as described in further detail in this discussion. Relative to our other executive officers, our chief executive officer and chief financial officer have a larger weighting of their equity compensation based on established corporate performance conditions.
On a periodic basis our compensation committee engages Compensia, an independent compensation consulting firm, to assist the committee in identifying an appropriate peer group, evaluating compensation trends among that peer group, and determining levels of compensation for our executive officers. Compensia most recently conducted a comprehensive review in August 2020 at the request of our compensation committee, which was re-considering our executive compensation programs following our July 2020 acquisition of the home gateway platform business unit of Intel Corporation. This acquisition had a substantial impact on our business, reflected for example in a 178% increase in fourth quarter 2020 revenues compared to the same quarter in 2019 and a substantially increased geographic footprint of MaxLinear, including in markets where we had no prior experience. Based on our substantially changed circumstances, the compensation committee determined that an off-cycle review of executive compensation was appropriate, among other reasons, to ensure appropriate incentives as we took on the integration of a business roughly as large as our own.
As part of the late 2020 compensation review, the compensation committee, in consultation with Compensia, updated our compensation peer group to reflect a set of companies with financial and operational metrics more comparable to those of MaxLinear after giving effect to the acquisition. As noted later in this section, for purposes of compensation increases, which began with increased cash compensation as of September 1, 2020, the compensation committee determined to maintain its heavier weighting of equity compensation levels with a target of the 75th percentile of the revised peer group and to maintain cash compensation at approximately the median, or 50th percentile, of the revised peer group. As a result of these targets for the individual elements of compensation, total direct compensation for executive officers should fall somewhere between the median and 75th percentile.
- 32

The following chart presents the components of MaxLinear’s 2020 CEO and average NEO compensation, including salary, bonus, performance-based and time-based equity incentives, and other benefits.
We believe our compensation programs have been effective in encouraging long-term share ownership by management and in aligning stockholder and management interests generally by directly linking the issuance of shares of common stock to our financial performance relative to our peer group. Our long-term equity incentive program for executives in 2020 consisted of the following:
•A significant portion of each executive’s restricted stock unit awards are in the form of performance-based restricted stock units that will only vest subject to satisfaction of financial performance milestones relative to a peer group of companies.
•For our chief executive officer and chief financial officer, equity incentive grants were weighted 75% to performance-based restricted stock units with the balance of 25% to time-based restricted stock units. For other named executive officers, the awards received equal weighting between performance-based restricted stock units and time-based restricted stock units.
•Under our performance-based share award structure, the performance-based restricted stock units are eligible to vest over a period of up to three years based on our performance against a designated group of semiconductor companies with respect to our annual growth rate in net sales and non-GAAP diluted earnings per share (subject to certain adjustments) over a defined baseline relative to the growth rates for this peer group (which is broader than the compensation peer group identified by Compensia) for the same metrics and periods. Sixty percent (60%) of each performance-based award is subject to the net sales metric for the performance period and forty percent (40%) is subject to the non-GAAP diluted earnings per share metric for the performance period. The maximum percentage for a particular metric is 250% of the target number of units subject to the award related to that metric; however, vesting of the performance-based restricted stock units is capped at 30% and 100%, respectively, of the target number of units subject to the award in years one and two, respectively, of the three-year performance period.
•For our chief executive officer and chief financial officer, time-based awards vest annually over four years, and with respect to recent awards for other named executive officers, vesting is back-end loaded to align with long-term retention objectives. Annual vesting takes place as follows: 10% in year 1, 20% in year 2, 30% in year 3 and 40% in year 4. In determining vesting for new time based awards, the committee’s decision-making is generally based on an evaluation of the then-unvested equity position of each executive officer and the committee’s consideration of long-term retention incentives for that individual officer. Accordingly, our vesting terms for executive officer equity incentive awards frequently vary, and we do not maintain a “standard” vesting schedule for executive officer refresh grants.
- 33

Determination of Allocations Between Cash and Equity
Our compensation committee generally determines allocations of compensation between cash and equity or among different forms of non-cash compensation based on its review of typical allocations within our general compensation peer group and influenced by the compensation philosophy described above. The committee has not adopted, however, and has no current plans to adopt, any policy requiring a specific allocation between cash and equity compensation or between short-term and long-term compensation, and as noted above, relative to our peers, our compensation programs have typically been weighted heavily towards equity compensation. In the course of its deliberations, our compensation committee reviews each component of compensation, how they relate to each other, and in particular how they relate to and affect total compensation. Our compensation committee’s philosophy is that a substantial portion of an executive officer’s compensation should be performance-based, whether long-term incentives in the form of equity, including awards tied to our financial performance relative to our peer group or short term annual incentives tied to corporate and individual performance objectives. In that regard, we expect to continue to use equity incentive awards as a significant component of compensation because we believe that they best align individual compensation with the creation of stockholder value. Bonus programs we have implemented in the past were, and we expect any future programs will be, substantially tied to annual financial performance targets.
Role of Our Compensation Committee
Our compensation committee has responsibility for determining the compensation of all executive officers. Our compensation committee operates under a written charter adopted by our board of directors, which establishes the duties and authority of our compensation committee. The fundamental responsibilities of our compensation committee are as follows:
•to oversee our overall compensation philosophy, compensation plans, and benefit programs and to make recommendations to our board of directors with respect to improvements or changes to such plans;
•to review and approve all cash and equity compensation arrangements for our executive officers (including our chief executive officer); and
•to oversee and administer our equity compensation plans.
Our compensation committee is comprised of the following non-employee members of our board of directors: Thomas E. Pardun, who chairs our compensation committee, Daniel Artusi, and Donald E. Schrock. Each of Mr. Pardun, Mr. Artusi, and Mr. Schrock is an independent director under the rules of the New York Stock Exchange, and a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Our compensation committee has the authority under its charter to engage the services of outside advisors and experts and, as noted, has regularly retained Compensia, an independent executive compensation consulting firm, to assist the committee in its evaluations of our compensation programs. Aggregate fees paid for Compensia’s services to our compensation committee did not exceed $120,000 during 2020 or in any prior fiscal year.
Kishore Seendripu, Ph.D., our chairman, president, and chief executive officer, supports our compensation committee’s work by providing information relating to our financial plans, performance assessments of our officers, and other personnel-related data. In particular, as the person to whom our other named executive officers directly report, Dr. Seendripu is responsible for evaluating each individual officer’s contribution to corporate objectives as well as their performance relative to individual objectives. He makes recommendations to our compensation committee with respect to base salary adjustments, targets under our annual incentive programs, and awards under our equity incentive plan. Our compensation committee is not required to follow any recommendations of Dr. Seendripu and exercises its discretion in modifying, accepting, or rejecting any recommended adjustments or awards. Without the participation of Dr. Seendripu, our compensation committee, as part of the annual review process, conducts a similar evaluation of his contribution and individual performance and makes determinations with respect to any base salary adjustments, targets under any annual incentive programs (which have typically been settled in shares of our common stock), and restricted stock units or other equity incentives.
Competitive Market Review
The market for experienced management is highly competitive in the semiconductor industry. We seek to attract and retain the most highly qualified executives to manage each of our business functions, and we face substantial competition in recruiting management from companies ranging from established players with multibillion dollar revenues to entrepreneurial, early-stage companies. We are fortunate that many members of our executive management team have long tenures with us, but from time to time, we also have been required to recruit new executive officers. As a result of this recruitment and more generally with respect to executive officer recruitment and retention, we need to ensure that our executive compensation programs provide sufficient recruitment and retention incentives as well as incentives to achieve our long-term strategic
- 34

business and financial objectives. We expect competition for individuals with our required skill sets, particularly technical and engineering skills, to remain intense even in weak global macroeconomic environments.
Our peer group for 2020 and our revised peer group established in 2021 in connection with our acquisition of Intel Corporation’s connected home business unit are set forth in the table below. Consistent with consolidation in the semiconductor industry, some of the companies listed below as part of the 2020 compensation group have been acquired, including Cavium, Inc., Integrated Device Technology, Inc., IXYS Corporation, Microsemi Corporation, and Quantenna Communications, Inc.
Peer Group for Purposes of 2020 Compensation

•	Acacia Communications, Inc.	•	Inphi Corp.	•	Monolithic Power Systems, Inc.
•	Alpha & Omega Semiconductor, Inc.	•	Integrated Device Technology, Inc.	•	Power Integrations, Inc.
•	Ambarella, Inc.	•	IXYS Corporation	•	Quantenna Communications, Inc.
•	Cavium, Inc.	•	Knowles Corporation	•	Rambus Inc.
•	Cirrus Logic, Inc.	•	Lattice Semiconductor Corporation	•	Semtech Corporation
•	Cree, Inc.	•	MACOM Technology Solutions Holdings, Inc.	•	Silicon Laboratories, Inc.
•	Diodes Incorporated	•	Microsemi Corporation
For purposes of 2021 compensation decisions, our compensation committee and Compensia reviewed data from the following peer group. Since the 2020 compensation decisions, Inphi has announced that it has entered into a definitive agreement to be acquired by Marvell. We will continue to update our peer group as necessary to reflect peer group changes, but the 2020 executive compensation decisions described above relied on historical compensation data for each of the companies.
Peer Group for Purposes of 2021 Compensation

•	Acacia Communications, Inc	•	Infinera Corporation	•	Power Integrations, Inc.
•	Alpha & Omega Semiconductor, Inc.	•	Inphi Corporation	•	Rambus, Inc.
•	Ambarella, Inc.	•	Knowles Corporation	•	Semtech
•	Cirrus Logic, Inc.	•	Lattice Semiconductor Corporation	•	Silicon Laboratories, Inc.
•	Cree, Inc.	•	MACOM Technology Solutions Holdings, Inc.	•	SMART Global Holdings, Inc.
•	Dialog Semiconductor PLC	•	Monolithic Power Systems, Inc.	•	Vicor Corporation
•	Diodes Incorporated	•	NETGEAR, Inc.
Elements of Executive Compensation
Our executive compensation program currently consists, and is expected to continue to consist, of the following components:
•base salary;
•annual incentive compensation, which in recent years we have paid in the form of equity-based awards under our equity incentive plan;
•equity-based incentives, principally in the form of time-based vesting of restricted stock units and performance-based vesting of restricted stock units tied to our financial performance relative to a separate, broader peer group than the group used for general compensation determinations;
•benefits (on substantially similar terms as provided to our other employees); and
•severance/termination protection, including in connection with certain change of control transactions, which were last amended in December 2018 following consultation with Compensia concerning market practices and which are described in greater detail later in this section.
The determination of our compensation committee as to the appropriate use and weight of each component of executive compensation is subjective, based on its view of the relative importance of each component in meeting our overall
- 35

objectives and factors relevant to the individual executive and in consideration of aligning management’s interest with the stockholders’ interest.
Base Salary
The following table sets forth our base 2020 and 2021 base salary levels for each of our named executive officers. In August 2020, following a review of the Company’s executive compensation relative to a revised peer group, the compensation committee increased executive base salaries effective September 1, 2020, consistent with its philosophy to set base salaries at approximately the median of the revised peer group median and the 75th percentile. The revised base salaries remain effective for 2021 and place our executive officers at approximately the median for comparable positions within our peer group. For example, the median chief executive officer base salary within our revised peer group was $628,000 (compared to $625,000 for Dr. Seendripu), and the median chief financial officer base salary was $387,000 (compared to $390,000 for Mr. Litchfield).

Executive Officer	Annual Base Salary(1)
	Until 9/1/2020	9/1/2020-2021
Kishore Seendripu, Ph.D.	$600,000	$625,000
Steven Litchfield	$375,000	$390,000
Madhukar Reddy, Ph.D.	$345,000	$360,000
William G. Torgerson	$345,000	$370,000
W. Kelly Jones	$325,000	$335,000
_____________________
(1)    Reflects the highest annualized base salary established for the named executive officer during the period of 2020 indicated.
Annual Incentive Program for 2020 Corporate Performance Period
Our compensation committee periodically reviews our philosophy and practices concerning annual incentive compensation. Our compensation committee believes that our continuing focus on revenue generation and achieving specific financial and operating performance metrics supports implementation of an incentive program with payouts earned through achievement of identified corporate objectives and individual performance. Accordingly, our executive incentive bonus plan establishes award targets, corporate objectives, and potential adjustments for each executive officer at various levels of under-performance or over-performance. Corporate performance targets for 2020 were established based on the assumed closing of the connected home business unit acquisition in July 2020 and the combined operations of MaxLinear and the acquired business for the balance of 2020.
In making its decisions whether financial targets have been achieved under our executive incentive bonus plan, our compensation committee has the authority to make appropriate adjustments to the targets for the expected effects of any acquisitions or other approved business plan changes made during the course of the particular corporate performance period; to adjust revenue as it determines appropriate to exclude certain non-recurring items under generally accepted accounting principles such as gains or losses on sales of assets; and to adjust our reported operating income or loss to exclude certain charges from our operating expenses, including stock compensation expense, bonus plan accruals, restructuring and impairment charges, any acquisition related charges, and expenses associated with litigation or other regulatory matters. For purposes of determining the portion of awards based on individual performance, the standard is subjective based on the committee’s discretion and views with input from Dr. Seendripu relating to the performance of executive officers reporting to him.
2020 Bonus Awards
Bonus awards for named executive officers under our executive incentive bonus plan for the 2020 corporate performance period were based on target metrics for revenue and non-GAAP operating income carrying weightings relevant to the individual executive’s functional department, as applicable, as well as a subjective individual performance metric. Relative to the aggregate 2020 bonus opportunity, revenue carried a 50% weighting and non-GAAP operating income carried a 40% weighting for the named executives. For the chief executive officer and chief financial officer, bonus awards were based on a roll-up of achievement levels of each department with equal weighting for all departments. The balance of the bonus opportunity, or 10%, was based on our compensation committee’s discretionary views of each executive’s individual performance (informed with respect to Dr. Seendripu’s direct reports by his input to the committee). For each financial performance objective, our compensation committee established a minimum threshold condition that was required to be achieved before the objective was deemed satisfied. Awards were then to be determined on a linear, percentage basis for performance between the minimum threshold and target level of performance, with the bonus amount allocable to the objective being 100% earned at target performance. For performance better than target, awards were eligible for upward adjustment on a
- 36

linear, percentage basis, subject to a cap at 150% of the target award opportunity allocable to each corporate performance metric and a 200% of the target award opportunity allocable to individual performance.
Actual revenues and non-GAAP operating income for 2020 exceeded the applicable targets of $415 million and $57 million, respectively, and were capped at 150%. In February 2021, each of the named executive officers received bonus awards based on corporate and individual performance at an aggregate payment ratio in the range of approximately 139% to 148% for the 2020 performance period. Both revenue and operating income targets were achieved above the maximum of the target range and the corresponding bonus components were accrued at 150%. The individual performance elements part of the executive bonus was subjectively determined, and the corresponding accruals varied between 50% and 200% of the target level. Once again, bonus payments with respect to the individual performance element was, consistent with prior years, largely subjective.
Bonus Payments
Actual bonus amounts for each of the named executive officers under the executive incentive bonus plan for the 2020 corporate performance period are set forth below (and the amount of such bonus awards is separated for each named executive officer based on corporate performance targets and individual performance). Bonus targets as a percentage of base salary were established in August 2020 in connection with the off-cycle executive compensation review described above and are shown in the table below. Prior target bonus percentages were as follows: Dr. Seendripu, 110%; Mr. Litchfield, 70%; Dr. Reddy, 60%; and Mr. Torgerson, 60%. Mr. Jones only joined MaxLinear following the closing of the acquisition and therefore was not subject to the August 2020 executive compensation review. The revised target bonus percentages for each of Dr. Seendripu and Mr. Litchfield were set at the median of our revised peer group. The amount shown in the column “additional payment” reflects an additional bonus payment approved by our compensation committee to compensate executive officers for unintended tax surcharges arising from the timing of settlement of certain performance stock units that vested upon satisfaction of performance milestones for fiscal 2019.

Executive Officer	Total 2020 Bonus Targets		2020 Bonuses
	% Base Salary	Target ($)	Corporate Targets ($)	Individual Performance ($)	Additional Bonus Payment ($)	Total Bonus ($)
Kishore Seendripu, Ph.D.	120%	664,724	847,523	73,120	64,649	985,292
Steven Litchfield	75%	265,850	338,958	49,182	16,053	404,193
Madhukar Reddy, Ph.D.	70%	211,547	285,588	26,443	6,021	318,052
William G. Torgerson	70%	207,162	279,669	20,716	4,684	305,069
W. Kelly Jones(1)	50%	36,875	49,781	3,688	—	53,469
_____________________
(1)    W. Kelly Jones joined MaxLinear in October 2020. His bonus was pro-rated for corporate and individual performance for his period of employment with MaxLinear in 2020.
Equity-Based Payments
All executive bonus awards for the 2020 performance period were settled in shares of our common stock in February 2021, with the amount calculated by dividing the cash equivalent bonus award by the closing price of our common stock in trading on the New York Stock Exchange on the settlement date. The number of shares otherwise issuable in connection with bonus awards to executive officers were reduced by an amount equal to applicable withholding taxes, which we remitted in cash to applicable governmental authorities.
Annual Incentive Program for 2021 Corporate Performance Period
For 2021, our compensation committee has established one performance period under our executive incentive bonus plan with actual awards dependent on achievement of corporate performance targets and individual performance over the course of the full fiscal year. Our compensation committee currently believes that any payments for the 2021 performance period will be settled in shares of our common stock, consistent with recent periods, but the committee reserves the right under our executive incentive bonus plan to make payment in cash.
- 37

Target 2021 awards for the named executive officers are set forth in the following table:

Executive Officer	2021 Bonus Targets
	% Base Salary	Target ($)
Kishore Seendripu, Ph.D.	120%	750,000
Steven Litchfield	75%	292,500
Madhukar Reddy, Ph.D.	70%	252,000
William G. Torgerson	75%	277,500
W. Kelly Jones	50%	167,500
Equity-Based Incentives
We currently grant equity-based incentives to employees, including our executive officers, under our 2010 Equity Incentive Plan, in order to create a corporate culture that aligns employee interests with stockholder interests. Other than the issuance of shares to our founders when we were first incorporated, our equity incentive plans have provided the principal method for our executive officers to acquire an equity position in our company. We have not granted, nor do we intend to grant, equity compensation awards in anticipation of the release of material, nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement. Similarly, we have not timed, nor do we intend to time, the release of material, nonpublic information based on equity award grant dates. Periodically, our compensation committee has approved award grants and set fixed future award dates.
The 2010 Equity Incentive Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, and other stock-based awards. All equity incentive plans and awards are administered by our compensation committee under the delegated authority established in our compensation committee charter.

Until 2019, our equity incentives to executive offers were typically granted exclusively with time-based vesting over a period of four years. In 2019, the compensation committee determined that a significant portion of each named executive’s restricted stock unit awards would be in the form of performance-based restricted stock units that would only vest subject to satisfaction of financial and operating performance milestones intended to align the release of a significant portion of stock-based compensation with our financial performance measured against a designated peer group of companies that is more broadly representative of our industry than the peer group developed with Compensia and used for benchmarking levels of compensation. In 2019, for example, the annual equity incentive awards to our chief executive officer and chief financial officer were weighted 50% to performance-based vesting and 50% to time-based vesting, and for other executive officers equity incentive awards were weighted 25% to performance-based vesting and 75% to time-based vesting. In 2020 and for 2021, to further align equity incentive awards to the company’s financial and operating performance, the annual equity incentive awards to our chief executive officer and chief financial officer have been weighted 75% to performance-based vesting and 25% to time-based vesting. For other executive officers, the equity incentive awards were weighted 50% to performance-based vesting and 50% to time-based vesting. In addition, as noted above, for certain executive officers, the compensation committee has granted time-based awards with a heavier weighting of vesting toward the third and fourth year as an executive retention tool.
Performance-based restricted stock units are eligible to vest at the end of each fiscal year in a three-year performance period, subject to approval by the compensation committee, based on the Company’s annual growth rate in net sales and non-GAAP diluted earnings per share (subject to certain adjustments) over a baseline relative to the growth rates for the peer group for the same metrics and periods. The peer group used for purposes of the performance-based awards is a broader and larger group of companies than used for benchmarking executive compensation. The peer group of companies used for purposes of the performance-based awards would, in the compensation committee’s view, provide a more representative comparison of our financial and operating performance relative to the semiconductor market generally while the general compensation peer group is intended to align compensation decisions with peer companies based principally on revenue and market capitalization. For the performance-based restricted stock units granted, 60% of each performance-based award is subject to the net sales metric for the performance period and 40% is subject to the non-GAAP diluted earnings per share metric for the performance period. The maximum percentage for a particular metric is 250% of the target number of units subject to the award related to that metric; however, vesting of the performance-based restricted stock units is capped at 30% and 100%, respectively, of the target number of units subject to the award in years one and two, respectively, of the three-year performance period.
With respect to shares eligible for vesting based on our fiscal 2020 performance, the following table sets forth the net sales metric and non-GAAP diluted earnings per share metric achieved as a percentile of our defined corporate peer group for each respective annual grant of the performance-based restricted stock units.
- 38

Performance-Based Award Grant	Sales Metric Relative to Defined Peer Group (Percentile)	EPS Metric Relative to Defined Peer Group (Percentile)
2019 Grant	81st	65th
2020 Grant	90th	50th
Before giving effect to tax withholding, in February 2021, the following table sets forth the shares issued upon vesting under the performance-based restricted stock unit awards held by named executive officers. W. Kelly Jones joined MaxLinear in October 2020 and was ineligible for the 2019 and 2020 performance-based restricted stock unit grants.

Executive Officer	2019 Grant		2020 Grant
	Sales Metric (Shares)	EPS Metric (Shares)	Sales Metric (Shares)	EPS Metric (Shares)	Total
Kishore Seendripu, Ph.D.	54,025	25,221	46,272	30,842	156,360
Steven Litchfield	16,207	7,566	15,617	10,409	49,799
Madhukar Reddy, Ph.D.	6,078	2,836	6,941	4,626	20,481
William G. Torgerson	4,726	2,206	5,399	3,598	15,929

The following table sets forth restricted stock unit awards with time-based and performance-based vesting made to our named executive officers in March 2020 in connection with annual compensation adjustments and initial equity incentive compensation for Mr. Jones, who joined MaxLinear in October 2020. Our compensation committee believes that the size of the equity incentive awards is consistent with its philosophy that a substantial portion of total compensation consist of long-term equity incentives. The number of shares shown for the award below are based on the value of the awards at the date of grant, and for performance-based awards, are also based on the target level of performance. The ultimate number and value of the awards released upon vesting may differ based on the closing stock price on the vest date, and our actual financial performance relative to our peer group.

Executive Officer	Shares Subject to Restricted Stock Units (Time-Based)	Shares Subject to Restricted Stock Units (Performance-Based)(4)	Total
Kishore Seendripu, Ph.D.(1)	85,689	257,069	342,758
Steven Litchfield(1)	28,920	86,760	115,680
Madhukar Reddy, Ph.D.(2)	38,560	38,560	77,120
William G. Torgerson(2)	29,991	29,991	59,982
W. Kelly Jones(3)	60,000	—	60,000
_____________________
(1)    Twenty-five percent (25%) of the named executive’s equity incentive awards were attributed to time-based vesting and seventy-five percent (75%) were attributed to performance-based vesting. Restricted stock units with time-based vesting to vest annually over four (4) years with the first vesting event occurring on May 20, 2021 and the grants vesting in full on May 20, 2024, subject to the executive officer continuing to provide services to us on each applicable vesting date.
(2)    Fifty percent (50%) of the named executive’s equity incentive awards were attributed to time-based vesting and fifty (50%) were attributed to performance-based vesting. Restricted stock units with time-based vesting to vest as follows: ten percent (10%) of the restricted stock units subject to the award will vest on May 20, 2021; twenty percent (20%) will vest on May 20, 2022; thirty percent (30%) will vest on May 20, 2023; and forty percent (40%) will vest on May 20, 2024.
(3)    Restricted stock units with time-based vesting to vest annually over three (3) years with the first vesting event occurring on November 20, 2021 and the grants vesting in full on November 20, 2023, subject to the executive officer continuing to provide services to us on each applicable vesting date.
(4)    Restricted stock units with performance-based vesting are eligible to vest annually at the end of each year over a three (3) year performance period, subject to compensation committee approval, based on the metrics described earlier in this section.

Additional Equity Awards

In August 2020, our compensation committee and the non-executive directors of our board considered, on the recommendation of our chief executive officer, additional equity awards for Mr. Litchfield, Dr. Reddy, and Mr. Torgerson (as well as certain other executive officers and employees who are not named executive officers under the SEC rules). The
- 39

additional equity awards recommended by Dr. Seendripu were intended to recognize the contributions of the executive officers as it related to the July 2020 acquisition of the Home Gateway Platform Division business of Intel Corporation and the Company's increased size, scale, and profit following the acquisition, with a focus on long-term retention. As a result, on August 11, 2020, the non-executive directors of our board approved the additional equity awards in the amounts shown in the table below to the identified officers. In order to ensure incentives for longer term retention, the compensation committee approved vesting terms for these awards that are substantially back-end loaded. Specifically, ten percent (10%) of the restricted stock units subject to the award will vest on August 20, 2021; twenty percent (20%) will vest on August 20, 2022; thirty percent (30%) will vest on August 20, 2023; and forty percent (40%) will vest on August 20, 2024. The compensation committee determined that further increases in long-term equity incentive awards for executive officers resulting from the August 2020 compensation review against a revised peer group would be implemented with 2021 annual equity award grants, which are expected to be approved by the compensation committee in May 2021.

Executive Officer	Grant Date Fair Value	Shares Subject to Restricted Stock Units
Steven Litchfield	$1,000,000	38,971
Madhukar Reddy, Ph.D.	$500,000	19,485
William G. Torgerson	$400,000	15,588
Benefits
We provide the following benefits to our executive officers, generally on the same basis provided to all of our employees:
•health, dental, and vision insurance;
•life insurance;
•employee stock purchase plan;
•employee assistance plan;
•medical and dependent care flexible spending account or health savings account;
•short- and long-term disability, critical illness, accidental death and dismemberment; and
•a 401(k) plan.
We believe that these benefits are consistent with those of companies with which we compete for employees.
Clawback Policy
On December 13, 2018, the compensation committee approved an executive compensation clawback policy, or the clawback policy. To the extent permitted by applicable law, the clawback policy requires our executive officers to repay to MaxLinear certain incentive compensation if (i) we restate our financial statements as a result of a material error or due to material non-compliance with reporting requirements under applicable law; (ii) no more than three (3) years have elapsed since the original filing date of the financial statements; and (iii) an independent committee of our board or our board’s compensation committee determines, in its sole discretion, that the misreporting event occurred due to fraud or intentional misconduct within MaxLinear and, following consideration of such factors as the committee may deem reasonable and appropriate, including the extent to which an executive officer knew or should have known of the factors resulting in the misreporting, that the executive officer should repay any “recoverable compensation.” Recoverable compensation is defined in the clawback policy but generally includes any cash or equity compensation paid under our executive incentive bonus plan or 2010 Equity Incentive Plan to the extent the amount actually paid by MaxLinear exceeds the amount that would have been paid if the financial misreporting event had not occurred. In order to implement the provisions of the clawback policy, our compensation committee also approved amendments to the Executive Incentive Bonus Plan and 2010 Equity Incentive Plan that subjected awards under those plans to the clawback policy. The clawback policy applies to awards under the executive incentive bonus plan and 2010 Equity Incentive Plan for fiscal years beginning on and after January 1, 2019.
Severance and Termination Benefits
Effective December 13, 2018, we entered into amended and restated change in control and severance agreements with our chief executive officer, chief financial officer, and other executive officers. These amended and restated agreements provide for certain termination benefits both in the context of a change in control (as defined in the agreements) and outside the
- 40

context of a change in control. The agreements have an initial term of three (3) years, and on each anniversary of the effective date of such agreement, the agreement will automatically renew for an additional three (3) year term from the date of such anniversary, unless either party elects to terminate at least ninety (90) days prior to the automatic renewal. For the avoidance of doubt, if the notice of non-renewal is provided, the agreement will continue in effect for the remainder of the applicable three (3) year term unless otherwise agreed by the parties in writing or as provided below. The agreements terminate on the earlier to occur of (i) the date the agreement expires, (ii) the date all obligations of the parties have been satisfied, or (iii) at any time prior to a change in control if the executive has ceased to be an “officer” for purposes of Section 16 under the Securities Exchange Act of 1934, as amended. Notwithstanding these termination provisions, if a change in control occurs and there are less than twenty-four (24) months remaining in the term of the agreement, the term of the agreement will extend automatically through the twenty-four (24) month anniversary of the change in control.
In connection with agreeing to provide these benefits, our compensation committee reviewed competitive data and consulted with Compensia. In setting the terms of and determining whether to approve these agreements, our compensation committee recognized that executives often face challenges securing new employment following termination, in particular following a change of control, and that distractions created by uncertain job security surrounding potentially beneficial transactions to us and our stockholders may have a detrimental impact on their performance. In contexts not involving a change of control, our compensation committee sought to establish a reasonable contractual benefit for precedential purposes and to fix executive expectations prior to an actual termination. In addition, the change in control severance benefits identified below are intended to provide these executive officers with post-change in control termination protection of salary and benefits while they seek new employment. We also have agreed to accelerate vesting of certain equity incentives in connection with certain terminations following a change of control, based on our view that these executive officers are not likely to be retained in comparable positions by a large acquirer, and the benefit of these equity incentives would otherwise be forfeited upon a termination of employment, including an involuntary termination by an acquiring company.
Chief Executive Officer and Chief Financial Officer and Chief Corporate Strategy Officer
Under the terms of the amended change in control and severance agreement, if Dr. Seendripu, our chief executive officer, or Mr. Litchfield, our chief financial officer and chief corporate strategy officer, terminates his employment with us for good reason (as defined in the agreement), or if we terminate him without cause (as defined in the agreement), and such termination occurs outside of the period beginning three (3) months prior to and ending twenty-four (24) months following a change in control, the executive would be entitled to receive the following benefits:
•a lump sum cash payment equal to twelve (12) months of the executive’s then-current base salary;
•a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year of termination based on the number of days that occur between the start of the year and the date of termination;
•reimbursement of premiums for continued health benefits under our health plans for up to twelve (12) months following the executive’s termination; provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law;
•any outstanding and unvested equity awards that would have vested within twelve (12) months following the date of termination solely based upon the executive’s continued service with the company would immediately vest at termination; and
•extended exercisability of outstanding and vested stock options or stock appreciation rights until the twelve (12) month anniversary of the termination date; provided that in no event will the post-termination exercise period for any individual stock option extend beyond the original maximum term.
In addition, if within the period beginning three (3) months prior to and ending twenty-four (24) months following a change in control, the executive is terminated by us or our successor without “cause” or he terminates for “good reason,” we have agreed that the executive will be entitled to receive the following benefits:
•a lump sum cash payment equal to twenty-four (24) months of his base salary, determined at a rate equal to the greater of (A) his annual salary as in effect immediately prior to the change in control or (B) his then current base salary as of the date of such termination;
•a lump sum cash payment equal to 200% of his target annual bonus for the year immediately preceding the year of the change in control, or if greater, the target bonus in effect immediately prior to the change in control;
•reimbursement of premiums for continued health benefits under our health plans for up to twenty-four (24) months following the executive’s termination; provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law;
- 41

•immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by the executive; and
•extended exercisability of outstanding and vested stock options or stock appreciation rights until the twenty-four (24) month anniversary of the termination date; provided that in no event will the post-termination exercise period for any individual stock option extend beyond the original maximum term.
In addition, the change in control and severance agreements with Dr. Seendripu and Mr. Litchfield provide that in the event that the severance payments and other benefits payable to such executives constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then such executive’s severance and other benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits.
Payment of the benefits described above is subject to the executive’s timely executing and not revoking a release of claims with us.
Our compensation committee and board of directors approved change in control severance benefits for Dr. Seendripu and Mr. Litchfield that are greater than the benefits provided to our other executives after considering factors such as the higher likelihood that a chief executive officer or chief financial officer will be terminated in connection with a change of control transaction as compared to the other executive officers.
Other Executive Officers
We have also entered into change in control agreements with Dr. Reddy, Mr. Torgerson and Mr. Kelly. Under the terms of the amended change in control and severance agreement with our other executive officers, if the executive terminates his employment with us for “good reason” (as defined in the agreement), or if we terminate him without “cause” (as defined in the agreement), the executive would be entitled to receive the following benefits:
•a lump sum cash payment equal to six (6) months of the executive’s then-current base salary;
•a lump sum cash payment equal to a pro-rated amount of his target annual bonus for the year of termination based on the number of days that occur between the start of the year and the date of termination;
•reimbursement of premiums for continued health benefits under our health plans for up to six (6) months following the executive’s termination; provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law;
•any outstanding and unvested equity awards that would have vested within six (6) months following the date of termination solely based upon the executive’s continued service with the company would immediately vest at termination; and
•extended exercisability of outstanding and vested stock options or stock appreciation rights until the six (6) month anniversary of the termination date; provided that in no event will the post-termination exercise period for any individual stock option extend beyond the original maximum term.
In addition, if within the period beginning three (3) months prior to and ending twenty-four (24) months following a change in control, the executive is terminated by us or our successor without “cause” or he terminates for “good reason,” we have agreed that the executive would be entitled to receive the following benefits:
•a lump sum cash payment equal to twelve (12) months of the executive’s base salary, determined at a rate equal to the greater of (A) his annual salary as in effect immediately prior to the change in control or (B) his then-current base salary as of the date of such termination;
•a lump sum cash payment equal to 100% of his target annual bonus for the year immediately preceding the year of the change in control, or if greater, the target bonus in effect immediately prior to the change in control;
•reimbursement of premiums for continued health benefits under our health plans for up to twelve (12) months following the executive’s termination; provided that the executive constitutes a qualified beneficiary under applicable law and timely elects to continue coverage under applicable law;
•immediate vesting of one hundred percent (100%) of the then-unvested portion of any outstanding equity awards held by the executive; and
- 42

•extended exercisability of outstanding and vested stock options or stock appreciation rights until the twelve (12) month anniversary of the termination date; provided that in no event would the post-termination exercise period for any individual stock option extend beyond the original term.
Payment of the benefits described above under these change in control agreements is also subject to the executive’s executing and not revoking a release of claims with us.
In addition, the change in control and severance agreements with each of the executives provide that in the event that the severance payments and other benefits payable to such executives constitute “parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, and would be subject to the applicable excise tax, then such executive’s severance and other benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by such executive on an after-tax basis of the greatest amount of benefits.
Role of Stockholder Say-on-Pay Votes in Determining Compensation
We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program. In 2020, the advisory vote on executive compensation received approximately 96% support of the votes cast by our stockholders. Our compensation committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by stockholders in their vote and considered the outcome of this vote when it made compensation decisions for our named executive officers.
Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Kishore Seendripu, Ph.D., our CEO. The compensation committee believes that readers and employees should be cautious in drawing conclusions with respect to MaxLinear’s compensation practices as a number of factors will affect our ratio relative to that of other companies within our peer group and industry. In particular, a substantial portion of our employee base consists of hardware and software engineers based in jurisdictions, including China and India, that are substantially less costly than the United States. Even within the United States, a substantially larger percentage of our research and development staff is based in Southern California, which tends to be less expensive than the San Francisco Bay Area. In addition, many of our employees are younger, and a substantial number of our engineering staff consists of employees who have completed their degrees within the last ten to fifteen years. We believe our compensation practices and level of compensation are appropriate and competitive with opportunities in our industry, in each of the geographic markets in which we operate, and at all levels of the organization.
For fiscal year 2020, our last completed fiscal year:
•the median of the annual total compensation of all employees of our company (other than our CEO), was $160,051; and
•the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this proxy statement, was $5,590,381.
Based on this information, for fiscal year 2020, the ratio of the annual total compensation of Dr. Seendripu, our CEO, to the median of the annual total compensation of employees was 34 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:
•We selected December 31, 2020, as the date upon which we would identify the median employee.
•As of December 31, 2020, our employee population consisted of approximately 1,420 individuals, including employees in North America, Asia, Europe, and the Middle East.
•When determining our median employee, we excluded the following: (i) approximately 641 employees of the Home Gateway Platform Division, which we refer to as the Wi-Fi and Broadband assets business, pursuant to an Asset Purchase Agreement with Intel Corporation, or Intel, dated April 5, 2020 and related
- 43

agreements, which we acquired during 2020 in a transaction that closed on July 31, 2020, (ii) approximately 28 employees of NanoSemi, Inc., which we acquired during 2020 in a transaction that closed on September 9, 2020, (iii) 2 employees on leaves of absence, and (iv) our CEO. Thus, our employee population used to determine our median employee, after taking into consideration the adjustments described above, consisted of approximately 748 individuals.
•To identify the “median employee” from our employee population, we used fiscal year 2020 payroll and stock-based compensation records (the “compensation measure”).
•The compensation measure included base salary (including any paid overtime) and bonuses.
•We annualized the base salary of all permanent employees who did not work for us or our subsidiaries for the entire fiscal year.
•Amounts paid in foreign currency were converted into United States dollars using average exchange rates in effect during fiscal year 2020.
•With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for fiscal year 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $160,051.
•With respect to the annual total compensation for the CEO, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table.
Accounting and Tax Considerations
Prior to January 1, 2018, Internal Revenue Code Section 162(m) limited the amount that we could deduct for compensation paid to our chief executive officer and certain other highly compensated officers to $1,000,000 per person, unless the compensation was “performance-based” as defined under Section 162(m). As a result of the Tax Cuts and Jobs Act that become law in late 2017, the number of individuals covered by Section 162(m) has been expanded to include our principal financial officer and the exception for “performance-based” compensation has been eliminated. While our compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, our compensation committee intends to maintain an approach to executive compensation that is intended principally to link pay to performance.
Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director, or other service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although we do not maintain traditional nonqualified deferred compensation plans, Section 409A does apply to certain change of control severance arrangements. Consequently, to assist in avoiding additional tax under Section 409A, we have designed the change in control and severance arrangements described above in a manner to avoid the application of Section 409A.
Report of the Compensation Committee
The compensation committee oversees our compensation policies, plans, and benefit programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
The Compensation Committee
Thomas E. Pardun (Chair)
Daniel A. Artusi
Donald E. Schrock
This Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate the Report of the Compensation Committee by reference therein.
- 44

2020 Summary Compensation Table
The following table provides information regarding the compensation of our principal executive officer, principal financial officer, and three (3) additional executive officers who were our most highly compensated executive officers during the fiscal year ended December 31, 2020, together referred to as our “named executive officers” for the fiscal years ended December 31, 2020, December 31, 2019, and December 31, 2018.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Kishore Seendripu, Ph.D.	2020	589,152	4,985,280	—	15,949	5,590,381
Chairman, President and Chief Executive	2019	550,690	4,194,182	—	16,508	4,761,380
Officer (Principal Executive Officer)	2018	538,189	3,549,922	—	16,521	4,104,632

Steven Litchfield(5)	2020	379,729	2,754,184	—	16,710	3,150,623
Chief Financial Officer and Chief Corporate	2019	360,690	1,280,855	—	23,630	1,665,175
Strategy Officer (Principal Financial Officer)	2018	142,806	969,585	2,491,054	9,851	3,613,296

Madhukar Reddy, Ph.D.	2020	334,729	1,718,033	—	15,948	2,068,710
Vice President, Central Engineering	2019	310,690	950,079	—	16,508	1,277,277
	2018	307,609	1,043,183	—	16,521	1,367,313

William G. Torgerson	2020	327,805	1,405,050	—	11,864	1,744,719
Vice President and General Manager,	2019	300,690	750,177	—	23,048	1,073,915
Broadband Group	2018	297,989	928,429	—	23,643	1,250,061

W. Kelly Jones(6)	2020	74,055	1,611,069	—	2,770	1,687,894
Vice President, Worldwide Operations
_____________________
(1)    Includes for 2020 the issuance of shares of our common stock for the 2020 corporate performance period under our executive incentive bonus plan. Awards were valued in accordance with Accounting Standards Codification Topic 718, or ASC 718. Individual awards for executive performance during 2020 were made on February 26, 2021 for the following amounts: Dr. Seendripu, $985,292; Mr. Litchfield, $404,194; Dr. Reddy, $318,052; Mr. Torgerson, $305,069; and Mr. Jones, $53,469. Includes for 2019 the issuance of shares of our common stock for the 2019 corporate performance period under our executive incentive bonus plan. Awards were valued in accordance with ASC 718. Individual awards for executive performance during 2019 were made on March 21, 2020 for the following amounts: Dr. Seendripu, $194,206; Mr. Litchfield, $80,893; Dr. Reddy, $50,108; and Mr. Torgerson, $50,184. Includes for 2018 the issuance of shares of our common stock for the 2018 corporate performance period under our executive incentive bonus plan. Awards were valued in accordance with ASC 718. Individual awards for executive performance during 2018 were made on February 22, 2019 for the following amounts: Dr. Seendripu, $424,938; Mr. Litchfield, $79,865; Dr. Reddy, $143,190; and Mr. Torgerson, $128,437.
(2)    Includes for 2020 grants of restricted stock units (RSUs) with time-based vesting in the following amounts: Dr. Seendripu, $999,990; Mr. Litchfield, $1,337,492; Dr. Reddy, $949,980; Mr. Torgerson, $749,983; and Mr. Jones, $1,557,600 and grants of RSUs with performance-based vesting in the following amounts: Dr. Seendripu, $2,999,998; Mr. Litchfield, $1,012,499; Dr. Reddy, $450,000; and Mr. Torgerson, $349,997. The amounts included for RSUs with performance-based vesting are based on the probable outcome as of the grant date our performance relative to our peer group. We consider the target level of performance (100%) to be the probable outcome as of the grant date for purposes of determining these amounts. The maximum level of performance is 250% for each of these awards. Includes for 2019 grants of restricted stock units (RSUs) with time-based vesting in the following amounts: Dr. Seendripu, $1,999,988; Mr. Litchfield, $599,981; Dr. Reddy, $674,984; and Mr. Torgerson, $525,000 and grants of RSUs with performance-based vesting in the following amounts: Dr. Seendripu, $1,999,988; Mr. Litchfield, $599,981; Dr. Reddy, $224,987; and Mr. Torgerson, $174,993. The amounts included for RSUs with performance-based vesting are based on the probable outcome as of the grant date our performance relative to our peer group. We consider the target level of performance (100%) to be the probable outcome as of the grant date for purposes of determining these amounts. The maximum level of performance is 250% for each of these awards. Includes for 2018 grants of restricted stock units (RSUs) in the following amounts: Dr. Seendripu, $3,124,984; Mr. Litchfield, $889,720; Dr. Reddy, $899,993; and Mr. Torgerson, $799,992. The dollar value of the RSUs shown represents the aggregate grant date fair value computed pursuant to ASC 718 and attributable to RSU awards granted to these individuals during the periods indicated. These grant date fair values have been determined based on the assumptions
- 45

described under Note 9, Stock-Based Compensation and Employee Benefit Plans, in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020. As these values reflect the aggregate grant date fair value in accordance with ASC 718, they do not necessarily correspond to the actual value, if any, that may be realized by the named executive officers. The actual value that may be realized is also subject to time-based vesting restrictions that require the named executive officer to continue to provide services to us and will also vary with our financial performance relative to our peer group due to performance-based vesting restrictions on certain awards. For 2020, 2019, and 2018, stock awards also includes the value of RSUs for which settlement has been deferred as described in “Executive Compensation — Non-Qualified Deferred Compensation” as follows: 2020: Dr. Seendripu, $1,540,020; Mr. Litchfield, $198,202; Dr. Reddy, $377,841; Mr. Torgerson, $335,653; and Mr. Jones, none. 2019: Dr. Seendripu, $1,330,570; Mr. Litchfield, none; Dr. Reddy, $404,000; Mr. Torgerson, $360,275; and Mr. Jones, none. 2018: Dr. Seendripu, $392,508; Mr. Litchfield, none; Dr. Reddy, $113,038; Mr. Torgerson, $100,467; and Mr. Jones, none.
(3) Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts represent the aggregate grant date fair value related to stock option awards granted in the year indicated pursuant to ASC 718. For a discussion of the valuation assumptions, see Note 9, Stock-Based Compensation and Employee Benefit Plans, to our consolidated financial statements included in our Annual Report on Form 10-K. The actual value that may be realized from an award is contingent upon the satisfaction of the conditions to vesting and the executive’s decisions with respect to the exercise of the option. Thus, there is no assurance that the value, if any, eventually realized will correspond to the amount shown.
(4) Represents employer funded amounts for group term life insurance, disability insurance, and medical, dental and vision insurance premiums.
(5) Mr. Litchfield joined MaxLinear on July 1, 2018, and his compensation included in the table above is from his start date.
(6) Mr. Jones joined MaxLinear on October 13, 2020, and his compensation included in the table above is from his start date.

Grants of Plan-Based Awards in Fiscal 2020
The following table presents information concerning each grant of a plan-based award made to a named executive officer in fiscal 2020 under any plan.

Name	Grant Date	Estimated Future Payments Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(6)
		Threshold ($)	Target ($)	Maximum ($)
Kishore Seendripu, Ph.D.	2/26/2021		664,724	1,030,322	24,774(1)	985,292(1)
	3/31/2020	—	3,000,000	7,500,000	257,069(2)	2,999,998(2)
	3/31/2020	—	—	—	85,689(3)	999,990(3)

Steven Litchfield	2/26/2021	—	265,850	412,067	10,163(1)	404,194(1)
	8/11/2020	—	—	—	38,971(4)	999,996(4)
	3/31/2020	—	1,012,500	2,531,250	86,760(2)	1,012,499(2)
	3/31/2020	—	—	—	28,920(3)	337,496(3)

Madhukar Reddy, Ph.D.	2/26/2021	—	211,547	327,897	7,997(1)	318,052(1)
	8/11/2020	—	—	—	19,485(4)	499,985(4)
	3/31/2020		450,000	1,125,000	38,560(2)	450,000(2)
	3/31/2020	—	—	—	38,560(3)	449,995(3)

William G. Torgerson	2/26/2021	—	207,162	321,101	7,670(1)	305,069(1)
	8/11/2020	—	—	—	15,588(4)	399,988(4)
	3/31/2020		350,000	875,000	29,991(2)	349,997(2)
	3/31/2020	—	—	—	29,991(3)	349,995(3)

W. Kelly Jones	2/26/2021	—	36,875	57,156	1,344(1)	53,469(1)
	11/9/2020	—	—	—	60,000(5)	1,557,600(5)
_______________________
- 46

(1)    Awards for the 2020 corporate performance period under our executive incentive bonus plan were settled in shares of our common stock in February 2021. A complete description of the terms of our executive incentive bonus plan is set forth above under the caption “Annual Incentive Program for 2020 Corporate Performance Period.” The grant date fair value calculated under ASC 718 for awards under our executive incentive bonus plan are included in the “Stock Awards Column” of the Summary Compensation Table and in the final column of this table. The number of shares subject to the awards is calculated on the grant date based on the closing sales price of our common stock on that date. The grant dates are the effective dates that the Board approved the bonus award amounts.
(2)    These stock awards represent restricted stock units with performance-based vesting issued under our 2010 Equity Incentive Plan, as amended. Each restricted stock unit entitles the executive to receive one (1) share of our common stock at the time of vesting without the payment of an exercise price or other consideration contingent upon the achievement of certain performance conditions. The shares granted on March 31, 2020 subject to restricted stock units with performance-based vesting are eligible to vest annually at the end of each year based on our financial performance relative to our peer group over a three-year performance period, subject to a 30% of target cap for the first performance year and a 100% of target cap for the second performance year. Unvested restricted stock units are subject to acceleration of vesting in certain situations such as in connection with a change of control.
(3) These stock awards represent restricted stock units with time-based vesting issued under our 2010 Equity Incentive Plan, as amended. Each restricted stock unit entitles the executive to receive one (1) share of our common stock at the time of vesting without the payment of an exercise price or other consideration. The shares granted on March 31, 2020 subject to restricted stock units with time-based vesting vest annually over four (4) years. The shares granted for Dr. Seendripu and Mr. Litchfield subject to restricted stock units with time-based vesting vest as follows: one-fourth (1/4th) of the restricted stock units will vest on May 20, 2021, and one-fourth (1/4th) of the restricted stock units will vest on each May 20 thereafter, such that the award will be fully vested on May 20, 2024. The shares granted for Dr. Reddy and Mr. Torgerson subject to restricted stock units with time-based vesting vest as follows: ten percent (10%) of the restricted stock units will vest on May 20, 2021; twenty percent (20%) of the restricted stock units will vest on May 20, 2022; thirty percent (30%) of the restricted stock units will vest on May 20, 2023; and forty percent (40%) of the restricted stock units will vest on May 20, 2024, such that all of the restricted stock units will then be fully vested. Unvested restricted stock units are subject to acceleration of vesting in certain situations such as in connection with a change of control.
(4) These stock awards represent restricted stock units with time-based vesting issued under our 2010 Equity Incentive Plan, as amended. Each restricted stock unit entitles the executive to receive one (1) share of our common stock at the time of vesting without the payment of an exercise price or other consideration. The shares granted on August 11, 2020 subject to restricted stock units with time-based vesting vest annually over four (4) years. The shares granted for Mr. Litchfield, Dr. Reddy, and Mr. Torgerson subject to restricted stock units with time-based vesting vest as follows: ten percent (10%) of the restricted stock units subject to the award will vest on August 20, 2021; twenty percent (20%) will vest on August 20, 2022; thirty percent (30%) will vest on August 20, 2023; and forty percent (40%) will vest on August 20, 2024. Unvested restricted stock units are subject to acceleration of vesting in certain situations such as in connection with a change of control.
(5)     These stock awards represent restricted stock units with time-based vesting issued under our 2010 Equity Incentive Plan, as amended. Each restricted stock unit entitles the executive to receive one (1) share of our common stock at the time of vesting without the payment of an exercise price or other consideration. The shares granted on November 9, 2020 subject to restricted stock units with time-based vesting vest annually over three (3) years. The shares granted for Mr. Jones subject to restricted stock units with time-based vesting vest as follows: one-third (1/3rd) of the restricted stock units will vest on November 20, 2021, one-third (1/3rd) of the restricted stock units will vest on November 20, 2022, and the award will be fully vested on November 20, 2023.
(6)    The shares of common stock underlying restricted stock unit awards were valued as of their respective grant dates in accordance with ASC 718 and with respect to restricted stock unit awards subject to performance-based vesting, based on the probable outcome as of the grant date of our financial performance relative to our peer group. We consider the target level of performance (100%) to be the probable outcome as of the grant date for purposes of determining these amounts. The maximum level of performance is 250% for each of these awards. Our assumptions with respect to the calculation of stock-based compensation expense are set forth in Note 9, Stock-Based Compensation and Employee Benefit Plans, to our consolidated financial statements included in our Annual Report on Form 10-K.
- 47

Outstanding Equity Awards at Fiscal Year-End for 2020
The following table presents information concerning unexercised stock options and unvested restricted stock units for each named executive officer outstanding as of December 31, 2020.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Restricted Stock Units That Have Not Vested ($)
Kishore Seendripu, Ph.D.	105,437(1)	—	9.23	6/2/2021
					5,844(3)	223,182(2)
					63,140(4)	2,411,317(2)
					67,536(5)	2,579,200(2)
					85,689(6)	3,272,463(2)
					79,243(7)	3,026,290(2)
					257,069(7)	9,817,465(2)

Steven Litchfield	184,875(8)	121,125(8)	18.40	8/10/2025
					20,260(5)	773,729(2)
					28,920(6)	1,104,455(2)
					22,750(9)	868,822(2)
					38,971(10)	1,488,302(2)
					23,773(7)	907,891(2)
					86,760(7)	3,313,364(2)

Madhukar Reddy, Ph.D.	33,402(1)	—	9.23	6/2/2021
					1,870(3)	71,415(2)
					18,185(4)	694,485(2)
					27,352(11)	1,044,573(2)
					38,560(12)	1,472,606(2)
					19,485(10)	744,132(2)
					8,914(7)	340,426(2)
					38,560(7)	1,472,606(2)

William G. Torgerson	25,051(1)	—	9.23	6/2/2021
					1,636(3)	62,479(2)
					16,164(4)	617,303(2)
					21,275(11)	812,492(2)
					29,991(12)	1,145,356(2)
					15,588(10)	595,306(2)
					6,933(7)	264,771(2)
					29,991(7)	1,145,356(2)

W. Kelly Jones					60,000(13)	2,291,400(2)
_____________________
(1)    This stock option has fully vested.
(2)    Based on the closing price of $38.19 of MaxLinear’s common stock on December 31, 2020.
(3)    Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, one-sixteenth (1/16th) of the RSUs will vest on May 20, 2017, and one-sixteenth (1/16th) of the restricted stock units will vest on each successive August 20, November 20, February 20, and May 20 thereafter, such that the award will be fully vested on February 20, 2021.
- 48

(4)    Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, one-sixteenth (1/16th) of the restricted stock units will vest on August 20, 2018, and one-sixteenth (1/16th) of the restricted stock units will vest on each successive November 20, February 20, May 20, and August 20, thereafter, such that the award will be fully vested on May 20, 2022.
(5)    Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, one-fourth (1/4th) of the restricted stock units will vest on May 20, 2020, and one-fourth (1/4th) of the restricted stock units will vest on each May 20 thereafter, such that the award will be fully vested on May 20, 2023.
(6)     Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, one-fourth (1/4th) of the restricted stock units will vest on May 20, 2021, and one-fourth (1/4th) of the restricted stock units will vest on each May 20 thereafter, such that the award will be fully vested on May 20, 2024.
(7)    Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, restricted stock units with performance-based vesting are eligible to vest annually at the end of each year over a three (3) year performance period, subject to compensation committee approval, based on the metrics described in the “Compensation Discussion and Analysis” section.
(8)    Subject to the optionee continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, one-fourth (25%) of the options will vest and become exercisable on July 2, 2019, and an additional one-forty-eighth (1/48th) of the shares subject to the options will vest monthly, such that the award will be fully vested on July 2, 2022.
(9)    Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, one-fourth (25%) of the restricted stock units will vest on August 20, 2019, and an additional one-sixteenth (1/16th) of the restricted stock units will vest on each successive November 20, February 20, May 20, and August 20 thereafter, such that the award will be fully vested on August 20, 2022.
(10)    Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, ten percent (10%) of the restricted stock units will vest on August 20, 2021; twenty percent (20%) of the restricted stock units will vest on August 20, 2022; thirty percent (30%) of the restricted stock units will vest on August 20, 2023; and forty percent (40%) of the restricted stock units will vest on August 20, 2024.
(11)    Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, ten percent (10%) of the restricted stock units will vest on May 20, 2020; twenty percent (20%) of the restricted stock units will vest on May 20, 2021; thirty percent (30%) of the restricted stock units will vest on May 20, 2022; and forty percent (40%) of the restricted stock units will vest on May 20, 2023.
(12)    Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, ten percent (10%) of the restricted stock units will vest on May 20, 2021; twenty percent (20%) of the restricted stock units will vest on May 20, 2022; thirty percent (30%) of the restricted stock units will vest on May 20, 2023; and forty percent (40%) of the restricted stock units will vest on May 20, 2024.
(13)    Subject to the award recipient continuing to be a service provider (as defined in the 2010 Equity Incentive Plan) through each applicable vesting date, one-third (1/3rd) of the restricted stock units will vest on November 20, 2021, one-third (1/3rd) of the restricted stock units will vest on November 20, 2022, and such that the award will be fully vested on November 20, 2023.
Option Exercises and Stock Vested for 2020
The following table summarizes the exercise of stock options for each named executive officer in fiscal 2020.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Kishore Seendripu, Ph.D.	186,440	1,764,197
Steven Litchfield	—	—
Madhukar Reddy, Ph.D.	59,986	552,956
William G. Torgerson	—	—
W. Kelly Jones	—	—
______________________
(1)    Represents the difference between the closing price of a share of our common stock on the date of exercise less the strike price of the stock option, multiplied by the number of shares underlying the option exercised.
- 49

The following table summarizes the vesting of stock awards for each named executive officer in fiscal 2020.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)(2)
Kishore Seendripu, Ph.D.	34,179	671,707
Steven Litchfield	16,242	332,707
Madhukar Reddy, Ph.D.	29,737	719,989
William G. Torgerson	26,619	646,881
W. Kelly Jones	—	—
_____________________
(1)    Represents the closing price of a share of our common stock on the date of vesting multiplied by the number of shares that have vested.
(2)    Value realized on vesting attributable to certain vested restricted stock units for certain named executive officers is deferred pending settlement of the vested restricted stock units. Settlement of the restricted stock units is deferred as described in “Executive Compensation — Non-Qualified Deferred Compensation.” Amounts deferred for each of the named executive officers is as follows: Dr. Seendripu, $1,540,020; Mr. Litchfield, $198,202; Dr. Reddy, $377,841; Mr. Torgerson, $335,653; and Mr. Jones, none.
Pension Benefits
We do not provide a pension plan for our named executive officers.
Nonqualified Deferred Compensation — Fiscal Year 2020
Restricted Stock Unit Deferred Payment Alternative
For fiscal year 2020, we permitted our executive officers to elect to defer the delivery of the shares of common stock subject to certain restricted stock unit awards upon vesting in accordance with terms and conditions approved by the compensation committee. Generally, and pursuant to the elections of our officers in 2020, if an executive officer elects to defer settlement of his or her restricted stock unit awards, settlement is deferred until the earlier of (i) a date specified in the election by the executive officer, if any; (ii) the date of termination of the executive officer’s service to the company; or (iii) a qualifying change in control.
The following table summarizes compensation received by the named executive officers that is subject to deferral under applicable restricted stock unit award agreements:

Name	Aggregate Balance at Prior FYE ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings (Loss) in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)
Kishore Seendripu, Ph.D.	1,274,812	1,540,020	287,991	3,102,823
Steven Litchfield	—	198,202	324,428	522,630
Madhukar Reddy, Ph.D.	385,822	377,841	(20,715)	742,948
William G. Torgerson	343,997	335,653	(13,655)	665,995
W. Kelly Jones	—	—	—	—
______________________
(1)    Represents the aggregate value of the vested deferred restricted stock units held by each officer as of December 31, 2019. The value of each vested deferred restricted stock unit is based on the closing price of the Company’s common stock on December 31, 2019.
(2)    Represents the value, as of the applicable vesting date in 2020, of the restricted stock units that vested and were earned and deferred by the officers in 2020. Such awards are included as compensation in the 2020 Summary Compensation Table under the Stock Awards column. The value of each vested deferred restricted stock unit is based on the closing price of the Company’s common stock on the applicable vesting date.
(3)    Represents the net increase (decrease) in value of the shares underlying vested deferred settlement restricted stock units from the vesting date to December 31, 2020 for each officer.
- 50

(4)    Represents the aggregate value of the vested deferred restricted stock units held by each officer as of December 31, 2020. The value of each vested deferred restricted stock unit is based on the closing price of the Company’s common stock on December 31, 2020.
Employment Arrangements
In October 2020, we entered into an offer letter agreement with W. Kelly Jones. This offer letter set Mr. Jones’s initial base salary at an annual rate of $325,000 and provided for an initial target bonus of 50% of Mr. Jones’s annual base salary pursuant to our executive incentive bonus plan, as amended. In addition, pursuant to the offer letter agreement, Mr. Jones was granted restricted stock units with respect to 60,000 shares of common stock under our 2010 Equity Incentive Plan and received severance and termination protection benefits in connection with a change in control agreement, as described in the section below. Mr. Jones is also entitled to participate in all employee benefit plans, including retirement programs, group health care plans and all fringe benefit plans.
In July 2018, we entered into an offer letter agreement with Steven Litchfield. This offer letter set Mr. Lichfield’s initial base salary at an annual rate of $360,000 and provided for an initial target bonus of 70% of Mr. Litchfield’s annual base salary pursuant to our executive incentive bonus plan, as amended. In addition, pursuant to the offer letter agreement, Mr. Litchfield was granted restricted stock units with respect to 52,000 shares of common stock and an option to purchase 306,000 shares of our common stock under our 2010 Equity Incentive Plan and received severance and termination protection benefits in connection with a change in control agreement, as described in the section below. Mr. Litchfield is also entitled to participate in all employee benefit plans, including retirement programs, group health care plans and all fringe benefit plans.
Potential Payments Upon Termination or Change of Control
Change in Control and Severance Agreements
For a description of the change-in-control and severance agreements that we have entered with our executive officers, please refer to the caption “Severance and Termination Benefits” on page 35.
Estimated Termination Payments
The following tables provide information concerning the estimated payments and benefits that would have been provided under change-in-control agreements that were in effect with our named executive officers on December 31, 2020.
Except where otherwise noted, payments and benefits are estimated in the table assuming that the triggering event took place on the last business day of fiscal 2020 (December 31, 2020), and based on the closing price per share of our common stock on December 31, 2020. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Name	Terminated Without Cause or Terminated for Good Reason in Connection with a Change of Control(1)
	Severance Payments Attributable to Salary ($)(2)	Severance Payments Attributable to Bonus ($)(3)	Acceleration of Equity Vesting ($)(4)	Health Care Benefits ($)(5)
Kishore Seendripu, Ph.D.	1,200,000	1,440,000	21,329,916	32,257
Steven Litchfield	750,000	562,500	10,853,628	46,850
Madhukar Reddy, Ph.D.	345,000	241,500	5,840,244	16,016
William G. Torgerson	345,000	241,500	4,643,064	16,354
W. Kelly Jones	325,000	162,500	2,291,400	23,425

- 51

Name	Terminated Without Cause or Terminated for Good Reason NOT in Connection with a Change of Control(1)
	Severance Payments Attributable to Salary ($)(2)	Severance Payments Attributable to Bonus ($)(3)	Acceleration of Equity Vesting ($)(4)	Health Care Benefits ($)(5)
Kishore Seendripu, Ph.D.	600,000	720,000	4,824,848	16,128
Steven Litchfield	375,000	281,250	3,778,595	23,425
Madhukar Reddy, Ph.D.	172,500	241,500	843,579	8,008
William G. Torgerson	172,500	241,500	688,680	8,177
W. Kelly Jones	162,500	162,500	—	11,713
______________________
(1)    A termination is considered to be “in connection with a change of control” if employment with us is either (i) terminated by us or our successor without cause or (ii) terminated by the executive for good reason, and in either event, during the period beginning three (3) months prior to and ending twenty four (24) months following a change of control.
(2)    The amounts shown in this column are based on such named executive officer’s base salary as of December 31, 2020.
(3)    The amounts shown in this column for the named executive officers represent an amount up to 100% to 200% of the executive’s target annual bonus for 2020.
(4)    The amounts shown in this column are equal to the spread value between (i) 100% of the unvested portion of all outstanding equity awards held by the named executive officer on December 31, 2020 and (ii) the difference between the closing market price on December 31, 2020 of $38.19 per share and the exercise price, if any. Achievement on unvested performance-based equity awards is assumed at 100% of target, and further capped at 30% in the event of a qualifying termination not in connection with a change in control.
(5) The amounts shown in this column are equal to the cost of covering the named executive officer and his or her eligible dependents coverage under our benefit plans for the applicable time periods discussed in “Severance and Termination Benefits” in the proxy statement, assuming that such coverage is timely elected under COBRA.
Equity Compensation Plan Information
The following table summarizes the number of outstanding options, warrants, and rights granted to our employees, consultants, and directors, as well as the number of shares of common stock remaining available for future issuance, under our equity compensation plans as of December 31, 2020:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)(2)(3)(4)	8,086,884(5)	$15.00(6)	10,158,715
Equity compensation plans not approved by security holders	—	—	—
Total	8,086,884(5)	$15.00(6)	10,158,715
______________________
(1)    Consists of 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan.
(2)    Our 2010 Equity Incentive Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, equal to the least of (A) 2,583,311 shares of our common stock, (B) four percent (4%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year, or (C) such lesser amount as our board of directors or a designated committee acting as plan administrator may determine. Our 2010 Employee Stock Purchase Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, equal to the least of (A) 968,741 shares of our common stock, (B) one and a quarter percent
- 52

(1.25%) of the outstanding shares of our common stock on the first day of the fiscal year, or (C) such lesser amount as our board of directors or a designated committee acting as administrator of the plan may determine.
(3)    This table does not include securities to be issued under outstanding options, warrants, or rights assumed by us in connection with our acquisition of Entropic, which consists of options or rights to acquire 56,164 shares of our common stock with a per share weighted-average exercise price of $10.94 under the terms of the Entropic Communications, Inc. 2007 Equity Incentive Plan, and Entropic Communications, Inc. 2007 Non-Employee Directors’ Stock Option Plan.
(4)    This table does not include securities to be issued under outstanding options, warrants or rights assumed by us in connection with our acquisition of Exar, which consists of options or rights to acquire 208,886 shares of our common stock with a per share weighted-average exercise price of $14.81 under the terms of the Exar Corporation 2006 Equity Incentive Plan and Exar Corporation 2014 Equity Incentive Plan.
(5)    Includes 7,554,592 shares of our common stock subject to restricted stock units that entitle each holder to one (1) share of common stock for each such unit that vests over the holder’s period of continued service.
(6)    Calculated without taking into account the 7,554,592 shares of common stock subject to outstanding restricted stock units that become issuable as those units vest, without any cash consideration or other payment required for such shares.

- 53

RELATED PERSON TRANSACTIONS
AND SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Related Person Transactions
Change in Control Agreements
We have entered into agreements providing termination and change of control benefits to certain of our executive officers as described under the caption “Executive Compensation, Potential Payments Upon Termination or Change of Control” above.
Indemnification of Officers and Directors
We have entered into indemnification agreements with each of our directors, executive officers, and certain controlling persons. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors, executive officers and certain controlling persons to the fullest extent permitted by Delaware law.
Policy Concerning Audit Committee Approval of Related Person Transactions
Our board of directors and audit committee has adopted a formal written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.
Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that during fiscal 2020 our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements.
- 54

SECURITY OWNERSHIP
The following table sets forth information, as of March 29, 2021, concerning, except as indicated by the footnotes below:
•Each person whom we know beneficially owns more than five percent of our common stock;
•Each of our directors and named executive officers; and
•All of our directors and current executive officers as a group.
Unless otherwise noted below, the address of each person listed on the table is c/o MaxLinear, Inc., 5966 La Place Court, Suite 100, Carlsbad, California 92008.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to it, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 75,358,693 shares of common stock outstanding on March 29, 2021. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options and restricted stock units held by that person that are currently exercisable or will become exercisable or vested, as applicable, within 60 days of March 29, 2021, or by May 28, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).
For a description of the stock ownership guidelines applicable to our non-employee directors, please see the section captioned “Corporate Governance and Board of Directors.”
The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Name and Address of Beneficial Owner	Shares Beneficially Owned
	Common Stock
	Shares	Percentage (%)
Executive Officers and Directors:
Kishore Seendripu, Ph.D.(1)	4,024,653	5.33
Steven Litchfield(2)	328,142	*
Madhukar Reddy, Ph.D.(3)	494,326	*
William G. Torgerson(4)	78,722	*
W. Kelly Jones(5)	792	*
Daniel A. Artusi(6)	18,361	*
Carolyn D. Beaver(7)	8,738	*
Gregory P. Dougherty(8)	3,185	*
Albert J. Moyer(9)	54,708	*
Thomas E. Pardun(10)	66,252	*
Donald E. Schrock(11)	41,839	*
Theodore L. Tewksbury, Ph.D.(12)	89,152	*
Tsu-Jae King Liu, Ph.D.	—	*
All directors and executive officers as a group (17 people)(13)	6,702,976	8.82
5% Stockholders:
BlackRock, Inc.(14)	10,698,609	14.2
The Vanguard Group(15)	7,054,812	9.36
PRIMECAP Management Company(16)	4,525,662	6.01
- 55

________________________
(*)    Represents beneficial ownership of less than 1%.
(1)    Common stock includes: (a) 105,437 shares of common stock subject to options exercisable within 60 days of March 29, 2021; (b) 179,704 shares of common stock; and (c) 21,423 time-based restricted stock units that are scheduled to vest within sixty days of March 29, 2021, each held by Dr. Seendripu. Additional shares of common stock include: 18,920 shares of common stock held of record by the Seendripu Relatives Trust dated October 5, 2009 (“Relatives Trust”), 604,879 shares of common stock held of record by the Seendripu Family Trust dated October 5, 2009 (“Family Trust”), 410,731 shares of common stock held of record by the Kishore V. Seendripu 2019 Annuity Trust dated May 6, 2019 (“2019 Kishore Trust”), 410,731 shares of common stock held of record by the Rekha S. Seendripu 2019 Annuity Trust dated May 9, 2019 (“2019 Rekha Trust”), 344,997 shares of common stock held of record by the Kishore V. Seendripu 2019-2 Annuity Trust dated November 9, 2019 (“2019-2 Kishore Trust”), 344,997 shares of common stock held of record by the Rekha S. Seendripu 2019-2 Annuity Trust dated November 9, 2019 (“2019-2 Rekha Trust”), 394,891 shares of Common Stock held of record by the Kishore V. Seendripu 2020 Annuity Trust dated June 1, 2020 (“2020 Kishore Trust”), 394,891 shares of Common Stock held of record by the Rekha S. Seendripu 2020 Annuity Trust dated June 1, 2020 (“2020 Rekha Trust”), 396,526 shares of Common Stock held of record by the IKS Heritage Trust dated July 13, 2020 (“IKS Heritage Trust”), and 396,526 shares of Common Stock held of record by the SS Heritage Trust dated July 13, 2020 (“SS Heritage Trust”). Kishore V. Seendripu, Ph.D., a member of the Issuer’s board of directors and named executive officer, is the sole trustee of the Relatives Trust, 2019 Kishore Trust, 2019 Rekha Trust, 2019-2 Kishore Trust, 2019-2 Rekha Trust, 2020 Kishore Trust, and 2020 Rekha Trust. Kishore V. Seendripu serves as a co-trustee of the Family Trust, IKS Heritage Trust, and SS Heritage Trust.
(2)    Common stock includes: (a) 216,750 shares of common stock subject to options exercisable within 60 days of March 29, 2021; (b) 100,912 shares of common stock; and (c) 10,480 time-based restricted stock units that are scheduled to vest within 60 days of March 29, 2021, each held by Mr. Litchfield.
(3)    Common stock includes: (a) 33,402 shares of common stock subject to options exercisable within 60 days of March 29, 2021 and (b) 460,924 shares of common stock, each held by Dr. Reddy.
(4) Common stock includes: (a) 75,723 shares of common stock and (b) 2,999 time-based restricted stock units that are scheduled to vest within 60 days of March 29, 2021, each held by Mr. Torgerson.
(5)    Consists of 792 shares of common stock held by Mr. Jones.
(6)    Common stock includes: (a) 9,055 time-based restricted stock units that are scheduled to vest within 60 days of March 29, 2021 and (b) 9,306 shares of common stock, each held by Mr. Artusi.
(7)    Consists of 8,738 shares of common stock held by Ms. Beaver.
(8)    Consists of (a) 1,165 time-based restricted stock units that are scheduled to vest within sixty days of March 29, 2021 and (b) 2,020 shares of common stock, each held by Mr. Dougherty.
(9)    Consists of 54,708 shares of common stock held by Mr. Moyer.
(10)    Consists of 66,252 shares of common stock held by Mr. Pardun.
(11)    Consists of 41,839 shares of common stock held by Mr. Schrock.
(12)    Common stock includes: (a) 46,568 shares of common stock subject to options exercisable within 60 days of March 29, 2021 and (b) 42,584 shares of common stock, each held by Dr. Tewksbury.
(13)    Common stock includes: (a) 544,386 shares of common stock subject to options exercisable within 60 days of March 29, 2021; (b) 6,062,152 shares of common stock; and (c) 96,438 time-based restricted stock units that are scheduled to vest within sixty days of March 29, 2021, held of record by the current directors and executive officers.
(14)    Based solely on the most recently available Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2021. BlackRock Inc. reported sole voting power over 10,551,740 shares and sole dispositive power over 10,698,609 shares. BlackRock, Inc. is a parent holding company or control person in accordance with 240.13d-1(b)(1)(ii)(G). The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(15) Based solely on the most recently available Schedule 13G/A filed The Vanguard Group with the SEC on February 10, 2021. The Vanguard Group reported shared voting power over 122,504 shares, sole dispositive power over 6,876,520 shares and shared dispositive power over 178,292 shares. The Vanguard Group is an investment adviser in accordance with 240.13d-1(b)(1)(ii)(E). The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(16)    Based solely on the most recently available Schedule 13G/A filed by PRIMECAP Management Company with the SEC on February 12, 2021. PRIMECAP Management Company reported sole voting power over 4,186,440 shares and sole dispositive power over 4,525,662 shares. PRIMECAP Management Company is an investment adviser in accordance with 240.13d-1(b)(1)(ii)(E). The address of PRIMECAP Management Company is 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105.
- 56

OTHER MATTERS
We know of no other matters to be submitted at the 2021 annual meeting. If any other matters properly come before the 2021 annual meeting, it is the intention of the persons named in the proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.
It is important that your shares be represented at the 2021 annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
Carlsbad, California
April 12, 2021

- 57

MAXLINEAR

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.investorvote.com/MXL** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/MXL

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — You must sign the card for your vote to be counted.

The Board of Directors recommends a vote FOR all the nominees listed.

1. Election of Class III Directors

Nominee	For	Against	Abstain
01 - Kishore V. Seendripu, Ph.D.	☐	☐	☐
02 - Thomas E. Pardun	☐	☐	☐
03 - Gregory P. Dougherty	☐	☐	☐

*Each to serve until the 2024 annual meeting of stockholders.

The Board of Directors recommends a vote FOR Proposals 2 and 3.

Proposal	For	Against	Abstain
2. Advisory vote to approve named executive officer compensation (say on pay vote).	☐	☐	☐
3. To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

4. In their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03FK1B

The 2021 Annual Meeting of Stockholders of MaxLinear, Inc. will be held on Wednesday, May 12, 2021, 8:30 A.M. Pacific Time, virtually via the internet at www.meetingcenter.io/259029225.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — MXL2021.

Important Notice Regarding the Internet Availability of Proxy Materials for the 2021 Annual Meeting: The notice, proxy statement and 2020 annual report are available at www.edocumentview.com/MXL.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MXL

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — MaxLinear, Inc.

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 12, 2021

Kishore Seendripu, Ph.D. or Steven Litchfield, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2021 Annual Meeting of Stockholders of MaxLinear, Inc. to be held on May 12, 2021 or at any postponement or adjournment thereof and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side.

FOR THE PROPOSALS ON THE REVERSE SIDE, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS IDENTIFIED IN ITEMS 1, 2 AND 3. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: "FOR" THE ELECTION OF THE CLASS III DIRECTORS LISTED IN ITEM 1, "FOR" THE PROPOSAL LISTED IN ITEM 2, AND "FOR" THE PROPOSAL LISTED IN ITEM 3 AND AS THE PROXY HOLDER MAY DETERMINE IN HIS OR HER DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" ALL PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐